EXECUTION COPY

AGREEMENT OF SHARE EXCHANGE

BY AND AMONG

COMPUTERS & TELE-COMM, INC.,

KC NAP, LLC,

THE STOCKHOLDERS OF
COMPUTERS & TELE-COMM, INC.,

STREAMSIDE PARTNERS, LLC,

AND

ICEWEB, INC.

DATED AS OF

THE 1st  DAY OF OCTOBER, 2013

TABLE OF CONTENTS

RECITALS

1

ARTICLE I. DEFINITIONS

1

ARTICLE II. THE SHARE EXCHANGE; CLOSING

9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF STREAMSIDE

11

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF CTC

13

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF KC NAP

25

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF   CTC STOCKHOLDERS AND CTC EXCHANGING CREDITORS  37

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF ICEWEB

40

ARTICLE VIII. ACCESS TO INFORMATION AND DOCUMENTS

52

ARTICLE IX. COVENANTS

52

ARTICLE X. CONDITIONS TO CLOSING

59

ARTICLE XI. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

61

ARTICLE XII. TERMINATION, AMENDMENT AND WAIVER

64

ARTICLE XIII. MISCELLANEOUS

65

                         i

AGREEMENT OF SHARE EXCHANGE

THIS AGREEMENT OF SHARE EXCHANGE (this “Agreement”) is entered into as of October  1, 2013 (“Agreement Date”) among (i) COMPUTERS & TELE-COMM, INC., a Missouri corporation, (“CTC”);  (ii) KC NAP, LLC, a Missouri limited liability company (“KC NAP”), a wholly-owned subsidiary of CTC; (iii) the shareholders of CTC, being GRAEME GIBSON, individually (“Gibson”); GAIL SIMMONS, individually (“Simmons”); LARRY LEVIN, individually (“Levin”);  BRUCE BARKSDALE, individually (“B. Barksdale”); MARTIN BARKSDALE, individually (“M. Barksdale”): MICHAEL JAY RYCE, individually (“Ryce”); JOHN BOLDING, individually (“Bolding”); LEONARD MILHOLLAND, individually (“L. Milholland”); and DONNA MILHOLLAND, individually (“D. Milholland”); (jointly the “CTC Stockholders” and, for those CTC Stockholders who are CTC Creditors, “CTC Exchanging Creditors”); (iv) STREAMSIDE PARTNERS, LLC, a Kansas limited liability company (“Streamside”); and (v) ICEWEB, INC., a Delaware corporation (“Iceweb”).

RECITALS

A.

The Boards of Directors of CTC and Iceweb believe it is advisable and in the best interests of their respective companies and the stockholders of their respective companies that the Parties enter into a share exchange (the “Share Exchange”). Pursuant to the Share Exchange, among other things, the CTC Common Stock shall be exchanged for Iceweb Common Stock (as defined below). At the conclusion of the Share Exchange, CTC shall be a wholly-owned subsidiary of Iceweb. KC NAP, a wholly-owned subsidiary of CTC, shall continue to be a wholly-owned subsidiary of CTC following the Share Exchange. The Share Exchange includes issuance of stock to the CTC Stockholders in exchange for CTC Common Stock, to CTC Exchanging Creditors for debt owing by CTC and/or KC NAP, and to Streamside in redemption of the Streamside Convertible Debenture.

B.

The Share Exchange was unanimously approved at a special meeting of the Board of Directors of Iceweb, at a special meeting of the Board of Directors of CTC, at a special meeting of the managers and members of KC NAP, and by unanimous written consent of the CTC Stockholders.

C.

Streamside joins in this Agreement for the consideration stated below.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

ARTICLE I.  DEFINITIONS

(a)

“Affiliate” shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person.  As used in this definition, “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly fifty-one per cent (51%) or more of the voting securities or fifty-one per cent (51%) or more of the partnership, membership, or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.

(b)

 “Agreement” means this Agreement of Share Exchange.

(c)

“Agility” means Agility Lease Fund-III LLC,and/or Agility Ventures, LLC, all Arizona limited liability companies.

(d)

“Agility Lease” means that certain instrument, or those instruments denominated Master Lease Agreement #33-104 and any previous instruments that may be in force, by and between Agility and CTC.

(e)

“Applicable Law” or “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person’s properties or assets.

(f)

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person under this Agreement and under the Share Exchange contemplated by this Agreement.

(g)

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

(h)

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Delaware are permitted or required to be closed.

(i)

 “Closing” means the Share Exchange and related transactions as set forth herein, to occur as soon after the Closing as is practicable for the Parties. Closing is further defined in Section 2.3.

(j)

“Closing Date” shall mean the date on which the Closing is completed.

(k)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(l)

“Competing Transaction” has the meaning set forth in Section 9.6.

(m)

“Confidential Information” means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of this Agreement.  Information shall be treated as Confidential Information whether such information has been marked “confidential” or in a similar manner.

(n)

“Consent” means any approval, consent, license, permits, ratification, waiver or other authorization.

(o)

“Contract” means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

(p)

“CTC” has the meaning set forth in the preamble.

(q)

“CTC Balance Sheet” has the meaning set forth in Section 4.6(b).

(r)

“CTC Board” has the meaning set forth in Section 4.4.

(s)

“CTC Business” means CTC’s business and KC NAP’s business. CTC is a vendor and reseller providing internet access, data storage and transfer, and related services. KC NAP is a vendor of communication services related to Internet peering and transit.

(t)

“CTC Common Stock” has the meaning set forth in Section 4.3.

(u)

“CTC Contracts” has the meaning set forth in Section 4.15.

(v)

“CTC Employee Plans” has the meaning set forth in Section 4.18.

(w)

“CTC Exchanging Creditors” means those creditors of CTC who are exchanging the amounts receivable by them from CTC for Iceweb Common Stock.

(x)

“CTC Financial Information” has the meaning set forth in Section 4.6.

(y)

“CTC Intellectual Property” has the meaning set forth in Section 4.13(a).

(z)

“CTC Options” means all issued and outstanding options (including commitments to grant options), whether vested or unvested, to acquire shares of CTC Common Stock.

(aa)

 “CTC Stockholders” are those persons identified in the Preamble.

(bb)

“CTC Tax Affiliate” has the meaning set forth in Section 4.8(a)

(cc)

“Damages” shall have the meaning set forth in Section 11.2(a).

(dd)

“DGCL” shall mean the General Corporation Law of Delaware, as amended.

(ee)

“Disclosure Schedules” means the disclosure schedules delivered by each Party to the other Parties as required by this Agreement on the Agreement Date and initialed by the Parties, as subsequently updated or supplemented by the Parties prior to the Closing.  The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement. The Disclosure Schedules shall be attached hereto as Exhibit 1 and by reference made a part hereof.

(ff)

“Employee Benefit Plan” has the meaning set forth in ERISA Section 3(3).

(gg)

“Encumbrance” means and includes:

(i)

with respect to any personal property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

(ii)

with respect to any real property (whether and including owned real estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of Third Parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

(hh)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued by the Department of Labor pursuant to ERISA or any successor law.

(ii)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(jj)

“GAAP” means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

(kk)

“Governing Documents” means with respect to any particular entity, the articles or certificate of incorporation and the bylaws; the articles of organization, certificate of organization, the operating agreement, all certificates of designations of classes and series of stock for the entity; equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and any amendment, supplement, correction, or restatement of any of the foregoing.

(ll)

“Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

(mm)

“Governmental Body” means: (i) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

(nn)

“Iceweb” has the meaning set forth in the preamble.

(oo)

“Iceweb Business” means Iceweb’s business as a holding company for entities in the information technology business, primarily focused on manufacture and distribution of data storage products and services, including Internet cloud storage products and services.

(pp)

“Iceweb Common Stock” means the common stock, par value $0.001 per share, of Iceweb as further defined in Section 7.4.

(qq)

“Iceweb Contracts” has the meaning set forth in Section 7.1(o).

(rr)

“Iceweb Employee Plans” has the meaning set forth in Section 7.1(r)(i).

(ss)

“Iceweb Financial Information” has the meaning set forth in Section 7.1(f).

(tt)

“Iceweb Intellectual Property” has the meaning set forth in Section 7.1(m).

(uu)

“Iceweb SEC Reports” has the meaning set forth in Section 7.1(n).

(vv)

“Iceweb Tax Affiliate” has the meaning set forth in Section 7.1(h)(i).

(ww)

“Improvements” means all buildings, structures, fixtures and improvements located on Land, including those under construction.

(xx)

“Indemnified Party” has the meaning set forth in Section 11.3.

(yy)

“Indemnifying Party” has the meaning set forth in Section 11.3.

(zz)

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

(aaa)

“Kansas Law” means Kansas Statutes Annotated.

(bbb)

“KC NAP” has the meaning set forth in the preamble.

(ccc)

“KC NAP Balance Sheet” has the meaning set forth in Section 5.6(b).

(ddd)

“KC NAP Board” has the meaning set forth in Section 5.4.

(eee)

“KC NAP Contracts” has the meaning set forth in Section 5.15.

(fff)

“KC NAP Employee Plans” has the meaning set forth in Section 5.18.

(ggg)

“KC NAP Financial Information” has the meaning set forth in Section 5.6.

(hhh)

“KC NAP Intellectual Property” has the meaning set forth in Section 5.13(a).

(iii)

“KC NAP Tax Affiliate” has the meaning set forth in Section 5.8(a).

(jjj)

“Knowledge of CTC” means actual knowledge without independent investigation of Gibson, Simmons, and Levin.

(kkk)

“Knowledge of Iceweb” means actual knowledge without independent investigation of Rob Howe and Mark Lucky.

(lll)

“Knowledge of KC NAP” means actual knowledge without independent investigation of Gibson, Simmons, and Levin.

(mmm)

 “Land” means all parcels and tracts of land in which any Person has an ownership or leasehold interest.

(nnn)

“Material Adverse Effect” means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

(ooo)

“Missouri Law” means Missouri Revised Statutes.

(ppp)

“Order” means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

(qqq)

“Ordinary Course of Business” means an action taken by a Person that will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors, shareholders, managers, or members of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(rrr)

“Party” or “Parties” means CTC, CTC Stockholders, KC NAP, Streamside, and/or Iceweb.

(sss)

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, Governmental Body, or any other legal entity.

(ttt)

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(uuu)

“Real Property” means any Land and Improvements and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of any Land, including all easements appurtenant to and for the benefit of any Land (a “Dominant Parcel”) for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

(vvv)

“Real Property Lease” means any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

(www)

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

(xxx)

“SEC” means the United States Securities and Exchange Commission.

(yyy)

“Securities Act” means the Securities Act of 1933, as amended.

(zzz)

“Security Interest” means any mortgage, pledge, security interest, Encumbrance, charge, claim, or other lien, other than:  (a) mechanic’s, materialmen’s and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

(aaaa)

“Share Exchange” has the meaning set forth in Recital A.

(bbbb)

“Streamside Convertible Debenture” means the convertible debenture dated January 4, 2013 by CTC and KC NAP as issuers and debtors and Streamside Partners as the holder and creditor; and the Loan and Security Agreement dated January 4, 2013 and among the same Parties.

(cccc)

“Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person the securities or other interests of which have the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise have the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), held by the Owner or one or more of its Subsidiaries.

(dddd)

“Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

(eeee)

“Tax” or “Taxes” means, with respect to any Person: (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any); and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any Applicable Law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

(ffff)

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(gggg)

“Third Party” means a Person that is not a Party to this Agreement.

ARTICLE II.  THE SHARE EXCHANGE; CLOSING

2.1

The Share Exchange.

(a)

Subject to the conditions and in recognition of an outstanding Third Party claim as described in Schedule 2.1, including the stock escrow (“Stock Escrow”) provided for in Schedule 2.1, the Parties agree to the following: At Closing, the CTC Stockholders shall exchange all of the issued and outstanding CTC Common Stock with Iceweb in exchange for Iceweb Common Stock. At Closing, the CTC Exchanging Creditors shall redeem all amounts receivable by the CTC Exchanging Creditors from CTC and/or KC NAP for Iceweb Common Stock. Iceweb shall issue to the CTC Stockholders Iceweb Common Stock in exchange for the CTC Common Stock; and Iceweb shall issue to the CTC Exchanging Creditors Iceweb Common Stock in redemption of the debt owing by CTC and/or KC NAP held by the CTC Exchanging Creditors. The number of shares of Iceweb Common Stock to be issued to the CTC Stockholders shall be based on the dollar amount invested by CTC Stockholders both in their capacities as CTC Stockholders and in their capacities as CTC Exchanging Creditors, as adjusted, divided by $0.0281 per share.  The Iceweb Common Stock to be issued based upon the dollar amount invested by CTC Stockholders and lent by CTC Exchanging Creditors shall be reduced pro rata by the dollar amount that Iceweb has funded to date, and will fund through Closing, which is $152,305. The amount of Iceweb Common Stock to be issued to CTC Stockholders and CTC Exchanging Creditors is listed on Schedule 2.1.

(b)

At Closing, Streamside shall redeem the Streamside Convertible Debenture for Iceweb Common Stock. The number of shares of Iceweb Common Stock to be issued to Streamside shall be based on the dollar amount invested by Streamside in CTC and/or KC NAP, as adjusted, divided by $0.0281 per share.  The Iceweb Common Stock to be issued based upon the dollar amount invested by Streamside Partners shall be reduced pro rata by the dollar amount that Iceweb has funded to date, and will fund through the date of closing of the Agreement, which is $152,305. The amount of Iceweb Common Stock to be issued to Streamside is listed on Schedule 2.1 (the CTC Stockholders, CTC Exchanging Creditors, and Streamside shall be referred to jointly as the “Recipients of Iceweb Common Stock”).

(c)

The Iceweb Common Stock to be issued in the Share Exchange shall be restricted and legended in accordance with the requirements of the Securities Act and Rule 144 promulgated thereunder (“Rule 144”). At the conclusion of the applicable Rule 144 holding period, Iceweb will pay for its securities counsel to issue the opinion letters required for removal of Rule 144 legends on the Iceweb Common Stock certificates to be issued under this Agreement.

(d)

Closing.  The Closing shall take place as soon as practicable, and in no event later than the later to occur of (a) five (5) business days after the satisfaction or waiver of each of the conditions set forth in Article X below, or (b) October 1, 2013 (the “Closing Date”). The Closing shall take place at the offices of Ira S. Saul, PLC, Iceweb’s counsel (“Closing Attorney”), 4126 Leonard Drive, Fairfax, Virginia 22030. The Closing Date will be on the date and at the time to be agreed upon by the Parties, consistent with the requirements of this Section 2.2. At Closing, Iceweb’s transfer agent, Olde Monmouth Stock Transfer (the “Transfer Agent”) shall deliver the stock certificates for the Iceweb Common Stock to be issued to the Recipients of Iceweb Common Stock (the “Iceweb Common Stock Certificates”) to the Closing Attorney. The CTC Stockholders shall deliver the stock certificates for all issued and outstanding CTC Common Stock (the “CTC Common Stock Certificates”) to the Closing Attorney. The CTC Exchanging Creditors shall deliver all promissory notes, IOUs, and other evidence of indebtedness (“Evidence of Debt Owing to CTC Exchanging Creditors”), marked “PAID AND SATISFIED” to the Closing Attorney. Streamside shall deliver the original Streamside Convertible Debenture marked “RESCINDED AND NULLIFIED” and the original Loan and Security Agreement, marked “PAID AND SATISFIED” to the Closing Attorney, and shall execute any documents evidencing release of any Security Interest in CTC and/or KC NAP held by Streamside, including a UCC-3 termination statement if appropriate, to the Closing Attorney. The Closing Attorney shall, following receipt of the CTC Common Stock Certificates, the Evidence of Debt Owing to CTC Exchanging Creditors, the Streamside Convertible Debenture, Loan and Security Agreement, and any requested releases of liens and releases of any Security Interest held by Streamside, deliver the Iceweb Common Stock Certificates to the Recipients of Iceweb Common Stock, as set forth on Schedule 2.1; and deliver the CTC Common Stock Certificates to Iceweb. Iceweb will, at or following Closing, to the extent it deems appropriate, reconfigure the CTC Board of Directors, which, in turn, may reconfigure the CTC Officers. Iceweb will, at or following Closing, to the extent it deems appropriate, reconfigure the management of KC NAP. The CTC Buy-Sell Agreement (version 3, and any version that may be in force) among CTC and the CTC Stockholders is released by all CTC Stockholders and CTC, at Closing, to permit the CTC Stockholders to exchange their CTC Common Stock for Iceweb Common Stock, free and clear of any and all restrictions, limitations, rights of first refusal, or any other rights of the CTC Stockholders and of CTC.

2.2

Effect of the Share Exchange.  Following Closing CTC shall be a wholly-owned subsidiary of Iceweb and each of the CTC Stockholders, the CTC Exchanging Creditors and Streamside shall be holders of Iceweb Common Stock, subject to Rule 144 restrictions. KC NAP, which is a wholly-owned subsidiary of CTC before Closing, shall be a wholly-owned subsidiary of CTC after Closing.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF STREAMSIDE

As a material inducement for Iceweb to enter into this Agreement and to consummate the transactions contemplated hereby, Streamside makes the following representations and warranties as of the Agreement Date and through and including the Closing Date, each of which is relied upon by Iceweb, CTC, KC NAP, the CTC Stockholders, and CTC Exchanging Creditors regardless of any investigation made or information obtained by Iceweb (unless and to the extent specifically and expressly waived in writing by Iceweb on or before the Closing Date):

3.1

Organization and Good Standing.  Streamside is a limited liability company duly organized, validly existing and in good standing under Kansas Law.

3.2

Authorization of Transaction.  Streamside has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of Streamside in accordance with Applicable Laws, including Kansas Law, and Streamside’s Governing Documents.  This Agreement constitutes the valid and legally binding obligation of Streamside, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  Streamside does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to   deliver to the Closing Attorney the original Streamside Convertible Debenture marked “RESCINDED AND NULLIFIED” and the original Loan and Security Agreement marked  “PAID AND SATISFIED,” and in order to execute documents evidencing release of any Security Interest in CTC and/or KC NAP held by Streamside, including a UCC-3 termination statement if appropriate.  The managers, managing members, and the necessary percentage of members, as the case may be, of Streamside have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all company actions required to be taken for the consummation of the transactions under this Agreement.

3.3

Noncontravention.  Neither the execution and delivery of this Agreement, nor the redemption, release and surrender of the Streamside Convertible Debenture, the Loan and Security Agreement, and release of Security Interest by Streamside will:

(a)

violate any Applicable Law, including Kansas Law, Order, stipulation, charge or other restriction of any Governmental Body to which Streamside is subject or any provision of its Governing Documents; or

(b)

conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Streamside is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

3.4

Access to Information, Etc.  With respect to the Iceweb Common Stock being issued to Streamside, Streamside acknowledges that it has been given full access to such records of Iceweb and to the officers of Iceweb as it has deemed necessary or appropriate to conduct its due diligence investigation. Streamside further acknowledges that it is aware of all public filings made by Iceweb which are available to the public through the SEC’s EDGAR website. Streamside is capable of evaluating the risks and merits of an investment in the Iceweb Common Stock being issued to Streamside by Iceweb, by virtue of Streamside’s experience and its knowledge, experience, and sophistication in financial and business matters generally.

3.5

Section 4(a)(2) of Securities Act.  Streamside acknowledges that Section 4(a)(2) of the Securities Act (commonly known as Section 4(2) before the recent recodification of the Securities Act) provides an exemption from registration of securities for transactions by an issuer not involving any public offering. Streamside understands that Iceweb is relying upon the Section 4(a)(2) exemption. Streamside, in its capacity as a creditor of CTC and/or KC NAP, closely held small businesses, was and is apprised of CTC’s and KC NAP’s business, and because of its due diligence investigation of Iceweb, interaction with officers of Iceweb, and access to Iceweb information, possesses personal knowledge of the rationale and business case for the Share Exchange. Streamside possesses personal knowledge of the business of CTC and KC NAP based on its active involvement in these businesses, and knowledge of Iceweb’s business based on its  interaction with officers of Iceweb and access to Iceweb information.

3.6

Knowledge of Purchaser.  Streamside and Streamside’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of Iceweb and materials relating to the securities being issued to Streamside. Streamside and Streamside’s advisors, if any, have been afforded the opportunity to ask questions of Iceweb and have received complete and satisfactory answers to any such inquiries.

3.7

Risk Factors.  Streamside understands that Streamside’s acceptance of the Iceweb Common Stock involves a high degree of risk.  Streamside understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Iceweb Common Stock.  Streamside warrants that Streamside is able to bear the complete loss represented by the Iceweb Common Stock.

3.8

Not A Prohibited Person. Streamside represents for itself and for each of its holders of membership interests in Streamside that he, she, or it is not a "Prohibited Person." A Prohibited Person is a Person who is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the relevant executive order or orders issued by the President of the United States (“Executive Order”); (iv) who commits, threatens or conspires to commit or supports “Terrorism” as defined in the Executive Order;     (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF CTC

As a material inducement for Iceweb to enter into this Agreement and to consummate the transactions contemplated hereby, each of CTC and KC NAP, jointly and severally, makes the following representations and warranties as of the Agreement Date and through and including the Closing Date, each of which is relied upon by Iceweb, the CTC Stockholders, and Streamside, regardless of any investigation made or information obtained by Iceweb (unless and to the extent specifically and expressly waived in writing by Iceweb on or before the Closing Date):

4.1

Organization and Good Standing.

(a)

CTC is a corporation duly organized, validly existing and in good standing under Missouri Law. CTC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on CTC.  Schedule 4.1(a) contains a complete and accurate list of every jurisdiction in which CTC is qualified to do business.

(b)

CTC has a single subsidiary, which is KC NAP. CTC owns all of the issued membership interests of KC NAP. CTC does not own any shares of capital stock or other securities of any other Person other than KC NAP.

4.2

Corporate Documents.  Schedule 4.2 shall consist of true and correct copies of:

(i)

the Governing Documents, as amended, corrected and restated from time to time, of CTC;

(ii)

the minute book of CTC containing the existing records of certain Proceedings, Consents, actions and meetings of the shareholders and the CTC Board; and

(iii)

a shareholder list setting forth all owners of the capital stock of CTC as they appear in the stock records of CTC.

4.3

Capitalization of CTC.  The entire authorized capital stock of CTC consists of 250,000 common shares, with no par value. As of the Agreement Date and as of the Closing Date, 247,000 shares of CTC Common Stock are issued and outstanding. The CTC Stockholders and the amount of CTC Common Stock held by each is set forth in Schedule 2.1. All of CTC’s issued and outstanding shares of common stock have been duly authorized, are validly issued, fully paid and non-assessable, and are held of record by the CTC Stockholders. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, registration rights or other agreements or commitments to which CTC is a party or which are binding upon CTC providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CTC.

4.4

Authorization of Transaction.  CTC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of CTC in accordance with Applicable Laws, including Missouri Law, and CTC’s Governing Documents.  This Agreement constitutes the valid and legally binding obligation of CTC, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  CTC does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Share Exchange.  The Board of Directors of CTC (the “CTC Board”) has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the CTC Board for the consummation of the Share Exchange.

4.5

Noncontravention.  Neither the execution and delivery of this Agreement, nor consummation of the Share Exchange, by CTC will:

(a)

violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which CTC is subject or any provision of its Governing Documents; or

(b)

except as disclosed on Schedule 4.5(b), conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which CTC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The CTC Buy-Sell Agreement (version 3, and any version that may be in force) among CTC and the CTC Stockholders is released by all CTC Stockholders and CTC, at Closing, to permit the CTC Stockholders to exchange their CTC Common Stock for Iceweb Common Stock, free and clear of any and all restrictions, limitations, rights of first refusal, or any other rights of the CTC Stockholders and of CTC.

4.6

CTC Financial Information.  Schedule 4.6 shall include the following financial information (collectively, the “CTC Financial Information”):

(a)

audited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow, as of and for the fiscal years ended December 31, 2011 and December 31, 2012; and

(b)

unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow as of and for January 1, 2013 through June 30, 2013_(the “CTC Balance Sheet”) for CTC.  The CTC Financial Information presents fairly the financial condition of CTC as of such dates and the results of operations of CTC for such periods, in accordance with GAAP and are consistent with the books and records of CTC (which books and records are correct and complete in all material respects).

4.7

Events Subsequent to CTC Balance Sheet.  Since the date of the CTC Balance Sheet, and except as disclosed on Schedule 4.7, there has not been, occurred or arisen, with respect to CTC:

(a)

any change or amendment in its Governing Documents;

(b)

any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(c)

any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

(d)

any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(e)

any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(f)

the organization of any Subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

(g)

any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(h)

any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(i)

the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(j)

any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(k)

any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

(l)

any grant of any license or sublicense of any rights under or with respect to any CTC Intellectual Property;

(m)

any sale, assignment or transfer (including transfers to any employees, affiliates or shareholders) of any CTC Intellectual Property;

(n)

any capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

(o)

except as set forth on Schedule 4.7(o), any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

(p)

except as set forth on Schedule 4.7(p), any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

(q)

any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 4.7(q);

(r)

any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

(s)

any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

(t)

the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(u)

any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(v)

any increase in the base compensation of any of its directors, officers, and employees;

(w)

any charitable or other capital contribution in excess of $2,500;

(x)

any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of CTC, except as disclosed in this Agreement and the Disclosure Schedules;

(y)

any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on CTC (whether or not similar to any of the foregoing); or

(z)

any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

4.8

Tax Matters.

(a)

(i) CTC and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which CTC is or has been a member (“CTC Tax Affiliate”), for the years that it was a CTC Tax Affiliate:

(i)

has timely paid or caused to be paid all Taxes required to be paid by it through the Agreement Date and as of the Closing Date (including any Taxes shown due on any Tax Return);

(ii)

has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of CTC and each CTC Tax Affiliate were complete and correct in all material respects; and

(iii)

has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(b)

CTC has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of CTC through the Agreement Date for the periods ending on December 31, 2011.

(c)

Except as set forth in Schedule 4.8(c):

(i)

As of Closing Date neither CTC nor any CTC Tax Affiliate (for the years that it was a CTC Tax Affiliate) has been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of CTC or any CTC Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to CTC or any CTC Tax Affiliate (for years that it was a CTC Tax Affiliate); no Tax liens have been filed against CTC or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against CTC or any CTC Tax Affiliate (for the years that it was a CTC Tax Affiliate);

(ii)

full and adequate accrual has been made (A) on the CTC  Balance Sheet, and the books and records of CTC for all income taxes currently due and all accrued Taxes not yet due and payable by CTC for all periods ending on or prior to the CTC  Balance Sheet Date, and (B) on the books and records of CTC for all Taxes payable by CTC for all periods beginning after the CTC  Balance Sheet Date;

(iii)

CTC has not incurred any liability for Taxes from and after the CTC Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

(iv)

CTC has not (A) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (B) a “personal holding company” within the meaning of Section 542 of the Code;

(v)

CTC has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

(vi)

CTC has no liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which CTC has been bound have been terminated;

(vii)

CTC has not incurred any liability to make any payments either alone or in conjunction with any other payments that:

(A)

shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes); or

(B)

are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

(viii)

CTC has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of CTC;

(ix)

no claim has been made within the last three (3) years by any taxing authority in a jurisdiction in which CTC does not file Tax Returns that CTC is or may be subject to taxation by that jurisdiction;

(x)

the consummation of the Share Exchange will not trigger the realization or recognition of intercompany gain or income to CTC under the Federal consolidated return regulations with respect to Federal, state or local taxes; and

(xi)

CTC is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Shares are not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

(d)

CTC is a C-corporation and has maintained its status as a C-corporation since its inception.

(e)

CTC is not and was not at any time since its inception a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code or the regulations issued thereunder; neither the CTC Common Stock nor the CTC Preferred Stock constitutes a “CTC States real property interest” within the meaning of Sections 897(c) or 1445 of the Code or the regulations issued thereunder; none of the CTC Stockholders or   is a foreign person as that term is defined in the Code or the regulations issued thereunder; and neither Iceweb nor Iceweb will be required to withhold Taxes from any portion of the Share Exchange Consideration on the grounds that one or more of the CTC Stockholders or   is a foreign person, as that term is defined in the Code or the regulations issued thereunder.

4.9

Title to Assets.  CTC has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the CTC Business in the manner presently operated by CTC, as reflected in the CTC Financial Information.

4.10

Real Property.  CTC does not own or hold an ownership interest in any Real Property.

4.11

Leased Real Property.  Schedule 4.11 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which CTC has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which CTC has a leasehold interest.

4.12

Condition of Facilities.

(a)

Use of the Real Property of CTC for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications.  All Improvements are in material compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects.  No part of any Improvement encroaches on any real property not included in the Real Property of CTC, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

(b)

Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects.  No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.  All Tangible Personal Property used in the Business is in the possession of CTC or KC NAP.

4.13

CTC Intellectual Property.

(a)

CTC owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, “CTC Intellectual Property”) that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(b)

Except as may be evidenced by patents issued after the Agreement Date, there are no conflicts with or infringements of any material CTC Intellectual Property by any third party and the conduct of the Business as currently conducted does not conflict with or infringe any proprietary right of a third party.

(c)

Schedule 4.13(c) sets forth a complete list of all patents, registrations and applications pertaining to the CTC Intellectual Property owned by CTC.  Except as set forth on Schedule 4.13(c), all such CTC Intellectual Property listed is owned by CTC, free and clear of liens or Encumbrances of any nature.

(d)

Schedule 4.13(d) sets forth a complete list of all material licenses, sublicenses and other agreements in which CTC has granted rights to any person to use the CTC Intellectual Property.  CTC will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to the CTC Intellectual Property.

(e)

CTC owns or has the right to use all software currently used in and material to the Business.

4.14

Affiliate Transactions.  No officer, director, or employee of CTC or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such persons), has any agreement with CTC or any interest in any of their property of any nature, used in or pertaining to the Business (other than the ownership of capital stock of the corporation as disclosed in Section 4.3).  None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of CTC or in any Person from whom or to whom CTC leases any property or transacts business of any nature.

4.15

Contracts.  Schedule 4.15 is a true, complete and accurate list of all written Contracts executed by an officer or duly authorized employee of CTC or to which CTC is a party either:

(a)

involving more than $10,000, or

(b)

in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

CTC has or will deliver prior to Closing to Iceweb a correct and complete copy of each Contract listed in Schedule 4.15 (the “CTC Contracts”).  Except as disclosed in Schedule 4.15: (i) CTC has fully complied with all material terms of the CTC Contracts; (ii) to the Knowledge of CTC, other parties to the CTC Contracts have fully complied with the terms of the CTC Contracts; and (iii) there are no disputes or complaints with respect to, nor has CTC received any written notices that any other party to, the CTC Contracts is terminating, intends to terminate or is considering terminating, any of the CTC Contracts listed or required to be listed in Schedule 4.15.

4.16

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of CTC.

4.17

Litigation.

(a)

Except as set forth in Schedule 4.17(a), there is no pending or, to the Knowledge of CTC, threatened Proceeding:

(i)

by or against CTC or that otherwise relates to or may affect the Business which, if adversely determined, would have a Material Adverse Effect; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

To the Knowledge of CTC, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.  CTC has delivered to Iceweb copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 4.17(a).  There are no Proceedings listed or required to be listed in Schedule 4.17(a) that could reasonably be expected to have a Material Adverse Effect.

(b)

Except as set forth in Schedule 4.17(b):

(i)

there is no material Order to which CTC or the Business is subject; and

(ii)

to the Knowledge of CTC, no officer, director, agent or employee of CTC is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

(c)

Except as set forth in Schedule 4.17(c):

(i)

CTC has been and is in compliance with all of the terms and requirements of each Order to which it or the Business is or has been subject;

(ii)

No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which CTC or the Business is subject; and

(iii)

CTC has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which CTC or the Business is subject.

4.18

Employee Benefits.

(a)

Schedule 4.18 lists all material (i) Employee Benefit Plans of CTC, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of CTC, in the case of a plan described in (i) or (ii) above, that is currently maintained by CTC or with respect to which CTC has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “CTC Employee Plans”).  CTC has heretofore made available to Iceweb true and complete copies of the CTC Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(b)

Except as set forth on Schedule 4.18(b), no CTC Employee Plan is (1) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a “multiple employer plan” within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

(c)

Except as set forth on Schedule 4.18(c), there is no Proceeding pending or, to the Knowledge of CTC, threatened against the assets of any CTC Employee Plan or, with respect to any CTC Employee Plan, against CTC other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and, to the Knowledge of CTC there, is no Proceeding pending or threatened in writing against any fiduciary of any CTC Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

(d)

Each of the CTC Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

(e)

Each of the CTC Employee Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

(f)

Except as set forth on Schedule 4.18(f), no director, officer, or employee of CTC will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any CTC Employee Plan solely as a result of consummation of the Share Exchange.

4.19

Banking Relationships.  Schedule 4.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CTC maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

4.20

Insurance.  Schedule 4.20 is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering CTC or all or any portion of its property and assets.

4.21

Employees.

(a)

Schedule 4.21 contains a complete and accurate list of each employee of CTC, including each employee on leave of absence or layoff status, and such employee’s name, job title, date of hiring or engagement, date of commencement of employment or engagement, current compensation paid or payable, and service credited for purposes of vesting and eligibility to participate under any CTC Employee Plan, or any other employee or director benefit plan.

(b)

To the Knowledge of CTC, no officer, director, agent, employee, consultant, or contractor of CTC is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to CTC or to any other Person any rights to any invention, improvement, or discovery.  No former or current employee of CTC is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of CTC or Iceweb to conduct the Business as heretofore carried on by CTC.

4.22

Labor Relations.  CTC is not a party to any collective bargaining or similar agreement.  To the Knowledge of CTC, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against CTC by any employee of CTC or any other Person or entity.  CTC believes that its relationship with its employees is good.

4.23

Legal Compliance.

(a)

To the Knowledge of CTC, CTC is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over CTC, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

(b)

Schedule 4.23(b) contains a complete and accurate list of each Governmental Authorization that is held by CTC or that otherwise relates to the Business.  Each Governmental Authorization listed or required to be listed in Schedule 4.23(b) is valid and in full force and effect.  The Governmental Authorizations listed in Schedule 4.23(b) collectively constitute all of the Governmental Authorizations necessary to permit CTC to lawfully conduct and operate the Business.

4.24

Brokers’ Fees.  CTC has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Share Exchange for which CTC, Iceweb could become liable or obligated.

4.25

Undisclosed Liabilities.  To the Knowledge of CTC, it has no liability (and to the Knowledge of CTC, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

(i)

liabilities reflected or reserved against in the CTC  Balance Sheet; or

(ii)

liabilities which have arisen in the Ordinary Course of Business since the date of the CTC  Balance Sheet.

4.26

Disclosure.  The representations and warranties of CTC contained in this Agreement or in any Exhibits hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits not misleading.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF KC NAP

As a material inducement for Iceweb to enter into this Agreement and to consummate the transactions contemplated hereby, each of CTC and KC NAP, jointly and severally, makes the following representations and warranties as of the Agreement Date and through and including the Closing Date, each of which is relied upon by Iceweb, the CTC Stockholders, and Streamside, regardless of any investigation made or information obtained by Iceweb (unless and to the extent specifically and expressly waived in writing by Iceweb on or before the Closing Date):

5.1

Organization and Good Standing

(a)

KC NAP is a limited liability company duly organized, validly existing and in good standing under Missouri Law. KC NAP is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on KC NAP.  Schedule 5.1(a) contains a complete and accurate list of every jurisdiction in which KC NAP is qualified to do business.

(b)

KC NAP has no subsidiaries. CTC owns all of the issued membership interests in KC NAP. KC NAP does not own any shares of capital stock or other securities of any other Person, other than as set forth on Schedule 5.1(b).

5.2

Company Documents  Schedule 5.2 shall consist of true and correct copies of:

(i)

the Governing Documents, as the same may be amended, corrected and/or restated from time to time, of KC NAP; and

(ii)

the minute book of KC NAP containing the existing records of certain Proceedings, Consents, actions and meetings of the members and managers of KC NAP.

5.3

Capitalization of KC NAP.  All of KC NAP’s issued membership interests have been duly authorized, are validly issued, and are held of record by CTC. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, registration rights or other agreements or commitments to which KC NAP is a party or which are binding upon KC NAP providing for the issuance, disposition or acquisition of any of its membership interests, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to KC NAP.

5.4

Authorization of Transaction.  KC NAP has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of KC NAP in accordance with Applicable Laws, including Missouri Law, and KC NAP’s Governing Documents.  This Agreement constitutes the valid and legally binding obligation of KC NAP, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  The members and managers  KC NAP have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby.

5.5

Noncontravention.  Neither the execution of this Agreement, nor the delivery of this Agreement, nor KC NAP’s performance of its obligations under this Agreement by KC NAP will:

(a)

violate any Applicable Law, including Missouri Law, Order, stipulation, charge or other restriction of any Governmental Body to which KC NAP is subject or any provision of its Governing Documents; or

(b)

except as disclosed on Schedule 5.5(b), conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which KC NAP is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of KC NAP or on the ability of the Parties to consummate the Share Exchange.

5.6

KC NAP Financial Information.  Schedule 5.6 shall include the following financial information (collectively, the “KC NAP Financial Information”):

(a)

audited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow, as of and for the fiscal years ended December 31, 2011 and December 31, 2012, consolidated with CTC financial statements and

(b)

unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow as of and for January 1, 2013 through June 30, 2013, consolidated with CTC financial statements (the “KC NAP Balance Sheet”) for KC NAP.  The KC NAP Financial Information presents fairly the financial condition of KC NAP as of such dates and the results of operations of KC NAP for such periods, in accordance with GAAP and are consistent with the books and records of KC NAP (which books and records are correct and complete in all material respects).

5.7

Events Subsequent to KC NAP Balance Sheet.  Since the date of the KC NAP Balance Sheet, and except as disclosed on Schedule 5.7, there has not been, occurred or arisen, with respect to CTC:

(a)

any change or amendment in its Governing Documents;

(b)

any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(c)

any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

(d)

any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(e)

any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(f)

the organization of any Subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

(g)

any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(h)

any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(i)

the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(j)

any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(k)

any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

(l)

any grant of any license or sublicense of any rights under or with respect to any KC NAP Intellectual Property;

(m)

any sale, assignment or transfer (including transfers to any employees, affiliates or shareholders) of any KC NAP Intellectual Property;

(n)

any capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

(o)

any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

(p)

except as set forth on Schedule 5.7(p), any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

(q)

any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 5.7(q);

(r)

any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

(s)

any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

(t)

the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(u)

any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(v)

any increase in the base compensation of any of its directors, officers, and employees;

(w)

any charitable or other capital contribution in excess of $2,500;

(x)

any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of KC NAP, except as disclosed in this Agreement and the Disclosure Schedules;

(y)

any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on KC NAP (whether or not similar to any of the foregoing); or

(z)

any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

5.8

Tax Matters.

(a)

Except as set forth on Schedule 5.8:  (i) KC NAP and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which KC NAP is or has been a member (“KC NAP Tax Affiliate”), for the years that it was a KC NAP Tax Affiliate:

(i)

has timely paid or caused to be paid all Taxes required to be paid by it through the Agreement Date and as of the Closing Date (including any Taxes shown due on any Tax Return);

(ii)

has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of KC NAP and each KC NAP Tax Affiliate were complete and correct in all material respects; and

(iii)

has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(b)

KC NAP has previously delivered a true, correct and complete copy of the Federal Tax Return filed by or on behalf of KC NAP through the Agreement Date for the period ending December 31, 2011. As of April, 2010 KC NAP is considered a disregarded entity for tax purposes.

(c)

Except as set forth in Schedule 5.8(c):

(i)

As of the Closing Date neither KC NAP nor any KC NAP Tax Affiliate (for the years that it was a KC NAP Tax Affiliate) has been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of KC NAP or any KC NAP Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to KC NAP or any KC NAP Tax Affiliate (for years that it was a KC NAP Tax Affiliate); no Tax liens have been filed against KC NAP or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against KC NAP or any KC NAP Tax Affiliate (for the years that it was a KC NAP Tax Affiliate);

(ii)

full and adequate accrual has been made (A) on the KC NAP  Balance Sheet, and the books and records of KC NAP for all income taxes currently due and all accrued Taxes not yet due and payable by KC NAP for all periods ending on or prior to the KC NAP  Balance Sheet Date, and (B) on the books and records of KC NAP for all Taxes payable by KC NAP for all periods beginning after the KC NAP  Balance Sheet Date;

(iii)

KC NAP has not incurred any liability for Taxes from and after the KC NAP Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

(iv)

KC NAP has not (A) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (B) a “personal holding company” within the meaning of Section 542 of the Code;

(v)

KC NAP has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

(vi)

KC NAP has no liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which KC NAP has been bound have been terminated;

(vii)

KC NAP has not incurred any liability to make any payments either alone or in conjunction with any other payments that:

(A)

shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes); or

(B)

are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

(viii)

KC NAP has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of KC NAP;

(ix)

no claim has been made within the last three (3) years by any taxing authority in a jurisdiction in which KC NAP does not file Tax Returns that KC NAP is or may be subject to taxation by that jurisdiction;

(x)

the consummation of the Share Exchange will not trigger the realization or recognition of intercompany gain or income to KC NAP under the Federal consolidated return regulations with respect to Federal, state or local taxes; and

(xi)

KC NAP is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Shares are not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

(d)

KC NAP is a limited liability with a single owner, CTC, which has not made any election to be taxed as a C-corporation or as an S-corporation. Therefore, it is taxed as a disregarded entity with a single owner and all income and expenses and other tax attributes are reflected on CTC’s tax returns, with which KC NAP is consolidated for tax purposes. KC NAP has maintained its tax status as a disregarded entity and sole proprietorship owned solely by CTC  since its inception.

(e)

KC NAP is not and was not at any time since its inception a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code or the regulations issued thereunder.

5.9

Title to Assets.  KC NAP has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Business in the manner presently operated by KC NAP, as reflected in the KC NAP Financial Information.

5.10

Real Property.  KC NAP does not own or hold an ownership interest in any Real Property.

5.11

Leased Real Property.  Schedule 5.11 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which KC NAP has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which KC NAP has a leasehold interest.

5.12

Condition of Facilities.

(a)

Use of the Real Property of KC NAP for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications.  All Improvements are in material compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects.  No part of any Improvement encroaches on any real property not included in the Real Property of KC NAP, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

(b)

Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects.  No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.  Except as disclosed in Schedule 5.12(b), all Tangible Personal Property used in the Business is in the possession of CTC or its subsidiary KC NAP.

5.13

KC NAP Intellectual Property.

(a)

KC NAP owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, “KC NAP Intellectual Property”) that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(b)

Except as may be evidenced by patents issued after the Agreement Date, there are no conflicts with or infringements of any material KC NAP Intellectual Property by any third party and the conduct of the Business as currently conducted does not conflict with or infringe any proprietary right of a third party.

(c)

Schedule 5.13(c) sets forth a complete list of all patents, registrations and applications pertaining to the KC NAP Intellectual Property owned by KC NAP.  Except as set forth on Schedule 5.13(c), all such KC NAP Intellectual Property listed is owned by KC NAP, free and clear of liens or Encumbrances of any nature.

(d)

Schedule 5.13(d) sets forth a complete list of all material licenses, sublicenses and other agreements in which KC NAP has granted rights to any person to use the KC NAP Intellectual Property.  KC NAP will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to the KC NAP Intellectual Property.

(e)

KC NAP owns or has the right to use all software currently used in and material to the Business.

5.14

Affiliate Transactions.  No officer, director, member, manager, or employee of KC NAP or any member of the immediate family of any such officer, director, member, manager, or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such persons), has any agreement with KC NAP or any interest in any of their property of any nature, used in or pertaining to the CTC Business (other than the ownership of capital stock of the corporation as disclosed in Section 4.3).  None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of KC NAP or in any Person from whom or to whom KC NAP leases any property or transacts business of any nature.

5.15

Contracts.  Schedule 5.15 is a true, complete and accurate list of all written Contracts executed by an officer or duly authorized employee of KC NAP or to which KC NAP is a party (other than those Contracts addressed in Sections 5.27, 5.28, and 5.29 below) which either:

(a)

involving more than $10,000, or

(b)

in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

KC NAP has or will deliver prior to Closing to Iceweb a correct and complete copy of each Contract listed in Schedule 5.15 (the “KC NAP Contracts”).  Except as disclosed in Schedule 5.15: (i) KC NAP has fully complied with all material terms of the KC NAP Contracts; (ii) to the Knowledge of KC NAP, other parties to the KC NAP Contracts have fully complied with the terms of the KC NAP Contracts; and (iii) there are no disputes or complaints with respect to, nor has KC NAP received any written notices that any other party, to the KC NAP Contracts is terminating, intends to terminate or is considering terminating, any of the KC NAP Contracts listed or required to be listed in Schedule 5.15.

5.16

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of KC NAP.

5.17

Litigation.

(a)

Except as set forth in Schedule 5.17(a), there is no pending or, to the Knowledge of KC NAP, threatened Proceeding:

(i)

by or against KC NAP or that otherwise relates to or may affect the Business which, if adversely determined, would have a Material Adverse Effect; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

To the Knowledge of KC NAP, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.  KC NAP has delivered to Iceweb copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 5.17(a).  There are no Proceedings listed or required to be listed in Schedule 5.17(a) that could reasonably be expected to have a Material Adverse Effect.

(b)

Except as set forth in Schedule 5.17(b):

(i)

there is no material Order to which KC NAP or the Business is subject; and

(ii)

to the Knowledge of KC NAP, no officer, director, agent or employee of KC NAP is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

(c)

Except as set forth in Schedule 5.17(c):

(i)

KC NAP has been and is in compliance with all of the terms and requirements of each Order to which it or the Business is or has been subject;

(ii)

No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which KC NAP or the Business is subject; and

(iii)

KC NAP has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which KC NAP or the Business is subject.

5.18

Employee Benefits.

(a)

Schedule 5.18 lists all material (i) Employee Benefit Plans of KC NAP, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of KC NAP, in the case of a plan described in (i) or (ii) above, that is currently maintained by KC NAP or with respect to which KC NAP has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “KC NAP Employee Plans”).  KC NAP has heretofore made available to Iceweb true and complete copies of the KC NAP Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(b)

Except as set forth on Schedule 5.18(b), no KC NAP Employee Plan is (1) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a “multiple employer plan” within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

(c)

Except as set forth on Schedule 5.18(c), there is no Proceeding pending or, to the Knowledge of KC NAP, threatened against the assets of any KC NAP Employee Plan or, with respect to any KC NAP Employee Plan, against KC NAP other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and, to the Knowledge of KC NAP, there is no Proceeding pending or threatened in writing against any fiduciary of any KC NAP Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

(d)

Each of the KC NAP Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

(e)

Each of the KC NAP Employee Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

(f)

Except as set forth on Schedule 5.18(f), no director, officer, or employee of KC NAP will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any KC NAP Employee Plan solely as a result of consummation of the Share Exchange.

5.19

Banking Relationships.  Schedule 5.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which KC NAP maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

5.20

Insurance.  Schedule 5.20 is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering KC NAP or all or any portion of its property and assets.

5.21

Employees.

(a)

Schedule 5.21 contains a complete and accurate list of each employee of KC NAP, including each employee on leave of absence or layoff status, and such employee’s name, job title, date of hiring or engagement, date of commencement of employment or engagement, current compensation paid or payable, and service credited for purposes of vesting and eligibility to participate under any KC NAP Employee Plan, or any other employee or director benefit plan.

(b)

To the Knowledge of KC NAP, no officer, director, member, manager, agent, employee, consultant, or contractor of KC NAP is bound by any Contract that purports to limit the ability of such officer, director, member, manager, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to KC NAP or to any other Person any rights to any invention, improvement, or discovery.  No former or current employee of KC NAP is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of KC NAP or Iceweb to conduct the Business as heretofore carried on by KC NAP.

5.22

Labor Relations.  KC NAP is not a party to any collective bargaining or similar agreement.  To the Knowledge of KC NAP, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against KC NAP by any employee of KC NAP or any other Person or entity.  KC NAP believes that its relationship with its employees is good.

5.23

Legal Compliance.

(a)

To the Knowledge of KC NAP, KC NAP is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over KC NAP, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

(b)

Schedule 5.23(b) contains a complete and accurate list of each Governmental Authorization that is held by KC NAP or that otherwise relates to the Business.  Each Governmental Authorization listed or required to be listed in Schedule 5.23(b) is valid and in full force and effect.  The Governmental Authorizations listed in Schedule 5.23(b) collectively constitute all of the Governmental Authorizations necessary to permit KC NAP to lawfully conduct and operate the Business.

5.24

Brokers’ Fees.  KC NAP has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Share Exchange for which KC NAP, Iceweb could become liable or obligated.

5.25

Undisclosed Liabilities.  To the Knowledge of KC NAP, it has no liability (and to the Knowledge of KC NAP, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

(i)

liabilities reflected or reserved against in the KC NAP  Balance Sheet; or

(ii)

liabilities which have arisen in the Ordinary Course of Business since the date of the KC NAP  Balance Sheet.

5.26

Disclosure.  The representations and warranties of KC NAP contained in this Agreement or in any Exhibits hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits not misleading.

(i)

5.27

Oral and Written Contracts and Other Understandings.  KC NAP owns and controls a network access point or points and, as such, has oral and written contracts and other understandings with telecommunications companies and other counterparties. A complete list of said contracts and understandings is set forth in Schedule 5.27.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES                                                         OF CTC STOCKHOLDERS AND CTC EXCHANGING CREDITORS

As a material inducement for Iceweb, CTC, KC NAP, and Streamside, to enter into this Agreement and to consummate the transactions contemplated hereby, each of the CTC Stockholders, and each of the CTC Exchanging Creditors (who are all also CTC Stockholders), severally and not jointly, for himself or herself only, makes the following representations and warranties as of the Agreement Date and through and including the Closing Date, each of which is relied upon by Iceweb, CTC, KC NAP, and Streamside regardless of any investigation made or information obtained by Iceweb, CTC, KC NAP, or Streamside (unless and to the extent specifically and expressly waived in writing by Iceweb, CTC, KC NAP, or Streamside on or before the Closing Date):

6.1

Authorization of Transaction.  CTC Stockholder and CTC Exchanging Creditor has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.  At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of each of the CTC Stockholders and CTC Exchanging Creditors in accordance with Applicable Laws. This Agreement constitutes the valid and legally binding obligation of each CTC Stockholder and CTC Exchanging Creditor, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

6.2

Noncontravention.  Neither the execution of this Agreement, nor the delivery of this Agreement, nor the performance of his or her obligations under this Agreement by each CTC Stockholder and by each CTC Exchanging Creditor will:

(a)

violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which each CTC Stockholder and CTC Exchanging Creditor is subject; or

(b)

except as disclosed on Schedule 6.2(b), conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which each CTC Stockholder and each CTC Exchanging Creditor is a party or by which he or she is bound or to which any of his or her assets is subject (or result in the imposition of any Security Interest upon any of the Shares), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the ability of each CTC Stockholder and CTC Exchanging Creditor to consummate the Share Exchange.  The CTC Buy-Sell Agreement (version 3, and any version that may be in force) among CTC and the CTC Stockholders is released by all CTC Stockholders and CTC, at Closing, to permit the CTC Stockholders to exchange their CTC Common Stock for Iceweb Common Stock, free and clear of any and all restrictions, limitations, rights of first refusal, or any other rights of the CTC Stockholders and of CTC.

6.3

Title to Shares; Title to Debt Instrument.  Each CTC Stockholder has good and marketable title to the CTC Common Stock owned by him or her, free and clear of all liens and encumbrances, fully paid and non-assessable. Each CTC Stockholder is the legal and beneficial owner of all of the CTC Common Stock owned by him or her. Each CTC Exchanging Creditor has good and marketable title to the debt owing to him or her and the Evidence of Debt Owing to CTC Exchanging Creditors, free of all liens and encumbrances. Each CTC Exchanging Creditor is the legal and beneficial owner of said debt and of the Evidence of Debt Owing to each CTC Exchanging Creditors.

6.4

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of any CTC Stockholder or any CTC Exchanging Creditor.

6.5

Litigation.

(a)

There is no pending or, to the knowledge of each CTC Stockholder and each CTC Exchanging Creditor, threatened Proceeding:

(i)

by or against each CTC Stockholder and each CTC Exchanging Creditor that would have a Material Adverse Effect on the Share Exchange; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

To the Knowledge of each CTC Stockholder and each CTC Exchanging Creditor, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

6.6

Disclosure.  The representations and warranties of each CTC Stockholder and each CTC Exchanging Creditor contained in this Agreement or in any Exhibits hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits not misleading.

6.7

Not a Foreign Person.  Each CTC Stockholder and each CTC Exchanging Creditor is not a foreign person as that term is defined in the Code or the regulations issued thereunder.

6.8

Access to Information, Etc.  With respect to the Iceweb Common Stock being issued to each CTC Stockholder and each CTC Exchanging Creditor, each acknowledges that he or she has been given full access to such records of Iceweb and to the officers of Iceweb as each has deemed necessary or appropriate to conduct a due diligence investigation. Each further acknowledges that each is aware of all public filings made by Iceweb which are available to the public through the SEC’s EDGAR website. Each is capable of evaluating the risks and merits of an investment in the Iceweb Common Stock being issued to Streamside by Iceweb, by virtue of Streamside’s experience and its knowledge, experience, and sophistication in financial and business matters generally.

6.9

Section 4(a)(2) of Securities Act.  Each CTC Stockholder and each CTC Exchanging Creditor acknowledges that Section 4(a)(2) of the Securities Act (commonly known as Section 4(2) before the recent recodification of the Securities Act) provides an exemption from registration of securities for transactions by an issuer not involving any public offering. Each understands that Iceweb is relying upon the Section 4(a)(2) exemption. Each, in his or her capacity as employee or person very familiar with CTC and/or KC NAP, closely held small businesses, was and is apprised of CTC’s and KC NAP’s business, and because of each’s due diligence investigation of Iceweb, interaction with officers of Iceweb, and access to Iceweb information, possesses personal knowledge of the rationale and business case for the Share Exchange. Each possesses personal knowledge of the business of CTC and KC NAP based on the active involvement of each in these businesses, and knowledge of Iceweb’s business based on the interaction of each with officers of Iceweb and access to Iceweb information.

6.10

Knowledge of Purchaser.  Each of the CTC Stockholders and each of the CTC Stockholder’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of Iceweb and materials relating to the securities being issued to each of the CTC Stockholders. Each of the CTC Stockholders and each of the CTC Stockholder’s advisors, if any, have been afforded the opportunity to ask questions of Iceweb and have received complete and satisfactory answers to any such inquiries.

6.11

Risk Factors.  Each of the CTC Stockholders understand that each of the CTC Stockholders’ acceptance of the Iceweb Common Stock involves a high degree of risk.  Each of the CTC Stockholders understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Iceweb Common Stock.  Each of the CTC Stockholders warrants that each of the CTC Stockholders is able to bear the complete loss represented by the Iceweb Common Stock.

6.12

Not A Prohibited Person. Each of the CTC Stockholders and the CTC Exchanging Creditors represents that he or she is not a Prohibited Person.

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES                                              OF ICEWEB

As a material inducement for CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside, to enter into this Agreement and to consummate the transactions contemplated hereby, Iceweb hereby makes the following representations and warranties as of the Agreement Date and through and including the Closing Date,  each of which is relied upon by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside, regardless of any investigation made or information obtained by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside (unless and to the extent specifically and expressly waived in writing by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside on or before the Closing Date):

7.1

Representations of Iceweb Concerning the Transaction.

(a)

Organization and Good Standing.

(i)

Iceweb is a corporation duly organized, validly existing and in good standing under the DGCL. Iceweb is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Iceweb. Schedule 7.1(a)(i) contains a complete and accurate list of every jurisdiction in which Iceweb is qualified to do business.

(ii)

Iceweb has the following Subsidiaries: Iceweb Growth Fund, LLC, a Virginia limited liability company; Iceweb Storage Corporation, a Virginia corporation; Iceweb Cloud Services, Inc., a Virginia corporation; and Cloud Storage Holdings, Inc. a Virginia corporation. Iceweb owns all of the issued and outstanding capital stock and membership interests of said Subsidiaries. Iceweb does not own any shares of capital stock or other securities of any other Person other than said Subsidiaries, other than as set forth on Schedule 7.1(a)(ii).

(b)

Authorization of Transaction. Iceweb has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Iceweb, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Iceweb is not required to give any notice to, make any filing with, or obtain any Consent of, any Governmental Body in order to consummate the Share Exchange, except for such notice filings as may be required under Applicable Laws.

(c)

Capitalization of Iceweb.  The entire authorized capital stock of Iceweb consists of one billion (1,000,000,000) shares of common stock having a par value of $0.001 per share, of which the approximate number of shares of common stock, options and warrants to purchase common stock, issued and outstanding, are set forth in Schedule 2.1. There are 10,000,000 shares of preferred stock authorized, of which 626,667 shares of Series B Convertible Preferred Stock are issued and outstanding, and held by Carolyn Signorello, Executrix of the Estate of John Signorello, deceased, founder and former CEO of Iceweb.  All issued and outstanding shares of Iceweb Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, and are listed on Schedule 2.1. In addition to this Agreement, as disclosed on Schedule 7.1(c), there are outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Iceweb is a party or which are binding upon Iceweb providing for the issuance, disposition or acquisition of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Iceweb.

(d)

Noncontravention.  Neither the execution and delivery of this Agreement, nor consummation of the Share Exchange, will:

(i)

violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Iceweb is subject or any provision of its Governing Documents; or

(ii)

Conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Iceweb is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Iceweb or on the ability of the Parties to consummate the Share Exchange.

(e)

Affiliate Transactions.  No officer, director, or employee of Iceweb or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such Persons), has any agreement with Iceweb or any interest in any of their property of any nature, used in or pertaining to the Iceweb Business, other than the ownership of common stock, preferred stock, options, or warrants in Iceweb corporation, except as disclosed in Schedule 7.1(e).  None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Iceweb or in any Person from whom or to whom Iceweb leases any property or transacts business of any nature.

(f)

Iceweb Financial Information.  With respect to the following financial information (the “Iceweb Financial Information”): audited, consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow as of and for each of the fiscal years since Iceweb’s formation, and quarterly statements through the quarter ending June 30,, 2013 are available through the SEC’s EDGAR database; and

(g)

Events Subsequent.  Since September 20, 2013, and except as disclosed on Schedule 7.1(g), there has not been, occurred or arisen, with respect to Iceweb:

(i)

any change or amendment in its Governing Documents;

(ii)

any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(iii)

any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

(iv)

any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(v)

any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(vi)

the organization of any Subsidiary (other than the Iceweb) or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

(vii)

any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(viii)

any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ix)

the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(x)

any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses), involving more than $10,000 to which it is a party or by which it is bound;

(xi)

any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

(xii)

any grant of any license or sublicense of any rights under or with respect to any Iceweb Intellectual Property;

(xiii)

any sale, assignment or transfer (including transfers to any employees, affiliates or shareholders) of any Iceweb Intellectual Property;

(xiv)

any capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

(xv)

any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

(xvi)

any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

(xvii)

any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 7.1(g)(xvii);

(xviii)

any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

(xix)

any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $500 individually or $2,500 in the aggregate;

(xx)

the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(xxi)

any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xxii)

any increase in the base compensation of any of its directors, officers, and employees;

(xxiii)

any charitable or other capital contribution in excess of $2,500;

(xxiv)

any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Iceweb, except as disclosed in this Agreement and the Disclosure Schedules;

(xxv)

any other event or occurrence that may have or could reasonably be expected to have an Material Adverse Effect on Iceweb (whether or not similar to any of the foregoing); or

(xxvi)

any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

(h)

Tax Matters.

(i)

Except as set forth on Schedule 7.1(h)(i):  (i) Iceweb and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Iceweb Code, of which Iceweb is or has been a member (“Iceweb Tax Affiliate”), for the years that it was a Iceweb Tax Affiliate of Iceweb:

(A)

has timely paid or caused to be paid all Taxes required to be paid by it though the Agreement Date and as of the Closing Date (including any Taxes shown due on any Tax Return);

(B)

has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Iceweb and each Iceweb Tax Affiliate were completed and correct in all material respects; and

(C)

has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(ii)

Iceweb has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of Iceweb through the Agreement Date for the periods ending on or after December 31, 2005.

(iii)

Except as set forth in Schedule 7.1(h)(iii):

(A)

since January 1, 2006, neither Iceweb nor any Iceweb Tax Affiliate (for the years that it was a Iceweb Tax Affiliate) has been notified by the Internal Revenue Service or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Iceweb or any Iceweb Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Iceweb or any Iceweb Tax Affiliate (for years that it was a Iceweb Tax Affiliate); no Tax liens have been filed against Iceweb or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Iceweb or any Iceweb Tax Affiliate (for the years that it was a Iceweb Tax Affiliate);

(B)

Iceweb has not incurred any liability for Taxes from and after December 31, 2010 other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

(C)

Iceweb has not (i) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (ii) a “personal holding company” within the meaning of Section 542 of the Code;

(D)

Iceweb has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

(E)

Iceweb has no liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which Iceweb has been bound have been terminated;

(F)

Iceweb has not incurred any Liability to make any payments either alone or in conjunction with any other payments that:

(1)

shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

(2)

are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

(G)

Iceweb has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of Iceweb;

(H)

no claim has been made within the last three years by any taxing authority in a jurisdiction in which Iceweb does not file Tax Returns that Iceweb is or may be subject to taxation by that jurisdiction;

(I)

the consummation of the Share Exchange will not trigger the realization or recognition of intercompany gain or income to Iceweb under the Federal consolidated return regulations with respect to Federal, state or local Taxes; and

(J)

Iceweb is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Iceweb Common Stock is not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

(i)

Title to Assets.  Iceweb has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Iceweb Business in the manner presently operated by Iceweb, as reflected in Iceweb Financial Information.

(j)

Real Property.  Iceweb does not own or hold an ownership interest in any Real Property.

(k)

Leased Real Property.  Schedule 7.1(k) contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Iceweb has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which Iceweb has a leasehold interest.

(l)

Condition of Facilities.

(i)

Use of the Real Property of Iceweb for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications.  All Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects.  To the Knowledge of Iceweb, no part of any Improvement encroaches on any real property not included in the Real Property of Iceweb, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

(ii)

Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects.  No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.  Except as disclosed in Schedule 7.1(l)(ii), all Tangible Personal Property used in the Iceweb Business is in the possession of Iceweb.

(m)

Iceweb Intellectual Property.

(i)

Iceweb owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including  password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, “Iceweb Intellectual Property”) that are used in the Iceweb Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(ii)

Except as may be evidenced by patents issued after the Agreement Date, there are no conflicts with or infringements of any material Iceweb Intellectual Property by any Third Party and the conduct of the Iceweb Business as currently conducted does not conflict with or infringe any proprietary right of a Third Party.

(iii)

Schedule 7.1(m)(iii) sets forth a complete list of all patents, registrations and applications pertaining to Iceweb Intellectual Property owned by Iceweb.  Except as set forth on Schedule 7.1(m)(iii), all such Iceweb Intellectual Property listed is owned by Iceweb, free and clear of liens or Encumbrances of any nature.

(iv)

Schedule 7.1(m)(iv) sets forth a complete list of all material licenses, sublicenses and other agreements in which Iceweb has granted rights to any person to use Iceweb Intellectual Property.  Iceweb will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to Iceweb Intellectual Property.

(v)

Iceweb owns or has the right to use all software currently used in and material to the Iceweb Business.

(n)

SEC Reports and Financial Statements.  Since April 1, 2007, Iceweb has filed with the SEC all reports and other filings required to be filed by Iceweb in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “Iceweb SEC Reports”). As of their respective dates, Iceweb SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Iceweb SEC Reports and, except to the extent that information contained in any Iceweb SEC Report has been revised or superseded by a later Iceweb SEC Report filed and publicly available prior to the date of this Agreement, none of the Iceweb SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Iceweb included in Iceweb SEC Reports were prepared from and are in accordance with the accounting books and other financial records of Iceweb, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Iceweb and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in Iceweb SEC Reports, Iceweb has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business.  Iceweb SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC.

(o)

Contracts.  Schedule 7.1(o) is a true, complete and accurate list of all written or oral contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of Iceweb or to which Iceweb is a party either:

(i)

involving more than $10,000, or

(ii)

in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

Iceweb has delivered or will, prior to Closing, deliver to CTC a correct and complete copy of each Contract (redacted copies for names are acceptable) listed in Schedule 7.1(o) (the “Iceweb Contracts”).  Except as disclosed in Schedule 7.1(o): (i) Iceweb has fully complied with all material terms of Iceweb Contracts; (ii) to the Knowledge of Iceweb, other parties to Iceweb Contracts have fully complied with the terms of Iceweb Contracts; and (iii) there are no disputes or complaints with respect to nor has Iceweb received any notices (whether oral or in writing) that any other party to Iceweb Contracts is terminating, intends to terminate or is considering terminating, any of Iceweb Contracts listed or required to be listed in Schedule 7.1(o).

(p)

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of Iceweb.

(q)

Litigation.

(i)

Except as set forth in Schedule 7.1(q)(i), there is no pending or, to the Knowledge of Iceweb, threatened Proceeding:

(A)

by or against Iceweb or that otherwise relates to or may affect the Iceweb Business which, if adversely determined, would have a Material Adverse Effect; or

(B)

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

To the Knowledge of Iceweb, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.  Iceweb has delivered to CTC copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 7.1(q)(i).  There are no Proceedings listed or required to be listed in Schedule 7.1(q)(i) that could reasonably be expected to have a Material Adverse Effect.

(ii)

Except as set forth in Schedule 7.1(q)(ii):

(A)

there is no material Order to which Iceweb or the Iceweb Business is subject; and

(B)

to the Knowledge of Iceweb, no officer, director, agent or employee of Iceweb is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Iceweb Business.

(iii)

Except as set forth in Schedule 7.1(q)(iii):

(A)

Iceweb has been and is in compliance with all of the terms and requirements of each Order to which it or the Iceweb Business is or has been subject;

(B)

No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Iceweb or the Iceweb Business is subject; and

(C)

Iceweb has not received any notice, or received but subsequently resolved to the satisfaction of the Governmental Body or other Person (evidence of such approval is attached as Schedule 7.1(q)(iii)), or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Iceweb or the Iceweb Business is subject.

(r)

Employee Benefits.

(i)

Schedule 7.1(r)(i) lists all material (i) Employee Benefit Plans of Iceweb, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Iceweb, in the case of a plan described in (i) or (ii) above, that is currently maintained by Iceweb or with respect to which Iceweb has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “Iceweb Employee Plans”).  Iceweb has heretofore made available to CTC true and complete copies of Iceweb Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(ii)

Except as set forth on Schedule 7.1(r)(ii), no Iceweb Employee Plan is (1) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a “multiple employer plan” within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

(iii)

Except as set forth on Schedule 7.1(r)(iii), there is no Proceeding pending or, to the Knowledge of Iceweb, threatened against the assets of any Iceweb Employee Plan or, with respect to any Iceweb Employee Plan, against Iceweb other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and to the Knowledge of Iceweb there is no Proceeding pending or threatened in writing against any fiduciary of any Iceweb Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

(iv)

Each of Iceweb Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

(v)

Each of Iceweb Employee Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

(vi)

Except as set forth on Schedule 7.1(r)(vi), no director, officer, or employee of Iceweb will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Iceweb Employee Plan solely as a result of consummation of the Share Exchange.

(s)

Insurance.  Schedule 7.1(s) is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering Iceweb or all or any portion of its property and assets.

(t)

Employees.

(i)

Schedule 7.1(t)(i) contains a complete and accurate list of each employee of Iceweb, including each employee on leave of absence or layoff status, their name; job title; date of hiring; date of commencement of employment; and current compensation paid.

(ii)

To the Knowledge of Iceweb, no officer, director, agent, employee, consultant, or contractor of Iceweb is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Iceweb Business or (ii) to assign to Iceweb or to any other Person any rights to any invention, improvement, or discovery.  No former or current employee of Iceweb is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Iceweb to conduct the Iceweb Business.

(u)

Labor Relations.  Iceweb is not a party to any collective bargaining or similar agreement.  To the Knowledge of Iceweb, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against Iceweb by any employee of Iceweb or any other person or entity.

(v)

Legal Compliance.

(i)

To the Knowledge of Iceweb, Iceweb is in material compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over Iceweb, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

(ii)

Schedule 7.1(v)(ii) contains a complete and accurate list of each Governmental Authorization that is held by Iceweb or that otherwise relates to the Iceweb Business.  Each Governmental Authorization listed or required to be listed in Schedule 7.1(v)(ii) is valid and in full force and effect.  The Governmental Authorizations listed in Schedule 7.1(v)(ii) collectively constitute all of the Governmental Authorizations necessary to permit Iceweb to lawfully conduct and operate the Iceweb Business.

(w)

Brokers’ Fees.  Iceweb has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Share Exchange for which Iceweb, CTC, or KC NAP could become liable or obligated.

(x)

Undisclosed Liabilities.  To the Knowledge of Iceweb, it has no liability (and to the Knowledge of Iceweb, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

(i)

liabilities reflected or reserved against in the December 31, 2010 Financial Information; or

(ii)

liabilities which have arisen in the Ordinary Course of Business since December 31, 2010.

(y)

Disclosure.  The representations and warranties of Iceweb contained in this Agreement or in any Exhibits hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits not misleading.

ARTICLE VIII.  ACCESS TO INFORMATION AND DOCUMENTS.

8.1

Access to Information.  Between the Agreement Date and the Closing Date, each Party (excepting Streamside, which is excluded from this Section 8.1) will give to the others and their counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records and shall furnish copies of such documents and with such information with respect to its affairs as may from time to time be reasonably requested.  Each Party will disclose to the others and make available to each such Party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of CTC, Iceweb or KC NAP as the case may be.  In addition, CTC and KC NAP shall make available to Iceweb all such banking, investment and financial information as shall be necessary to allow for the efficient integration of CTC’s and KC NAP’s banking, investment and financial arrangements with those of Iceweb at the Closing.  Access of Iceweb pursuant to the foregoing shall be granted at a reasonable time and upon reasonable notice.

8.2

Effect of Access.

(a)

Nothing contained in this Article VIII shall be deemed to create any duty or responsibility on the part of any Party to investigate or evaluate the value, validity or enforceability of any Contract or other asset included in the assets of another Party.

(b)

With respect to matters as to which any Party has made express representations or warranties herein, the Parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such Parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

ARTICLE IX.  COVENANTS.

9.1

Preservation of Business.

(a)

Prior to the Closing or the termination of this Agreement, CTC and KC NAP will use their Best Efforts to preserve the CTC Business, to keep available to Iceweb the services of the present employees of CTC and KC NAP, and to preserve for Iceweb the goodwill of the vendors, customers and others having business relations with CTC and KC NAP. CTC and KC NAP shall conduct the CTC Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Iceweb’s prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

(b)

Prior to the Closing or the termination of this Agreement, Iceweb  will use its Best Efforts to preserve the Iceweb Business, to keep available to Iceweb the services of the present employees of Iceweb, and to preserve for Iceweb the goodwill of the suppliers, customers and others having business relations with Iceweb.  Iceweb shall conduct the Iceweb Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Iceweb’s prior written consent of CTC (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.  Without the prior written consent of CTC, Iceweb shall not permit Iceweb to take any actions or conduct any operations other than in connection with the Share Exchange.

9.2

Current Information.  During the period from the Agreement Date to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in the normal course of business or operations of the CTC Business or Iceweb Business, (ii) Proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of Proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any party hereto to consummate the Share Exchange.  CTC and KC NAP shall notify Iceweb of any breach of any representation or warranty of Iceweb of which CTC or KC NAP has Knowledge prior to the Closing.  Iceweb shall notify CTC and KC NAP of any breach of any representation or warranty of CTC or KC NAP of which Iceweb has Knowledge prior to the Closing.  Any other Party that has Knowledge of same shall notify the affected CTC Stockholder, the CTC Exchanging Creditor, or Streamside of any breach of any representation or warranty, which said party has Knowledge prior to the Closing

9.3

Material Transactions.  Prior to the Closing, no Party (other than Streamside, which is excluded from this Section 9.3), will (other than (i) as contemplated by the terms of this Agreement, (ii) with respect to transactions for which there is a binding commitment existing prior to the Agreement Date disclosed in the Disclosure Schedules, and (iii) transactions described on Schedule 9.3 which do not vary materially from the terms set forth on such Schedule 9.3, or in the Ordinary Course of Business without first obtaining the written consent of the other Parties):

(a)

declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property;

(b)

amend its Governing Documents or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

(c)

except pursuant to options, warrants, conversion rights or other contractual rights disclosed in this Agreement, issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase such common or other capital stock or any securities convertible into or exchangeable for any such common or other capital stock;

(d)

directly redeem, purchase or otherwise acquire any of its common or other capital stock;

(e)

effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

(f)

except as set forth in Schedule 9.3(f), enter into any employment contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

(g)

make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party’s usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

(h)

prepay any debt in excess of Ten Thousand Dollars ($10,000), borrow or agree to borrow any amount of funds except in the Ordinary Course of Business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

(i)

enter into any agreement, contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of $10,000 in the aggregate, except in the Ordinary Course of Business;

(j)

amend or modify any material Contract;

(k)

agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

(l)

place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the Ordinary Course of Business or as otherwise disclosed herein;

(m)

guarantee the obligation of any person, firm or corporation, except in the Ordinary Course of Business;

(n)

make any loan or advance in excess of Ten Thousand Dollars ($10,000) or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(o)

sell or otherwise dispose of any Real Property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the Ordinary Course of Business;

(p)

commit any act or fail to do any act which will cause a Breach of any Contract and which will have a Material Adverse Effect on its business, financial condition or earnings;

(q)

violate any Applicable Law which violation might have a Material Adverse Effect on such Party;

(r)

purchase any real or personal property or make any other capital expenditure where the amount paid or committed is in excess of Ten Thousand Dollars ($10,000) per expenditure;

(s)

except in the Ordinary Course of Business, enter into any agreement or transaction with any of such Party’s Affiliates; or

(t)

engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such Party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

9.4

Public Disclosures.  Iceweb and CTC will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by Applicable Law.  The Parties shall issue a joint press release, mutually acceptable to CTC, Iceweb, and Streamside promptly upon execution and delivery of this Agreement. Iceweb shall be permitted to file the required Form 8-K and all other required filings with the SEC, and if the other Parties do not expeditiously agree to the wording of the required SEC filings, Iceweb shall not be required to secure the consent of the other Parties prior to making any and all appropriate filings

9.5

Confidentiality.  Subject to Section 9.4, the Parties shall hold, and shall use their best efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, and each Party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.

9.6

No Shop.  From the date of this Agreement until the earlier of (i) the Closing,        (ii) September 30, 2013, or (iii) until this Agreement is terminated in accordance with Article XII hereof, neither Iceweb, nor CTC, nor KC NAP, nor any of the CTC Stockholders, nor any of the CTC Exchanging Creditors, nor Streamside, nor any of their Representatives, shall initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any “Competing Transaction” (as defined below), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action, and each Party shall promptly notify the other Party of all relevant terms (including the identity of the parties involved) of any such inquiries and proposals received by such Party or any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Party shall promptly deliver or cause to be delivered to the other Party a copy of such inquiry or proposal.  For the purposes of this Agreement, “Competing Transaction” shall mean any of the following (other than the Share Exchange): (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of any Party (other than Streamside’s other business ventures and the business affairs of CTC Stockholders and CTC Exchanging Creditors that have no bearing on or relationship to CTC or KC NAP); (iii) any tender offer or exchange offer for more the outstanding shares of or other form of investment in, or purchase of, capital stock of CTC; (iv) any current Affiliate acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of CTC Common Stock; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.  In the event that the provisions of this Section 9.6 are violated by CTC or KC NAP, and the Share Exchange is not consummated, then, in addition to other remedies available to Iceweb, Iceweb will be entitled to receive from CTC and KC NAP $152,305.00 within six (6) months of the violation.

9.6

Other Actions.  None of CTC, KC NAP, Iceweb, or any of the CTC Stockholders, or any of the CTC Exchanging Creditors, or Streamside, shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Share Exchange set forth in this Agreement not being satisfied, or delay the  Closing or (unless such action is required by Applicable Law) which would have a Material Adverse Effect on the ability of CTC, KC NAP, or Iceweb to obtain any Consents required for the consummation of the Share Exchange without imposition of a condition or restriction which would have a Material Adverse Effect or which would otherwise materially impair the ability of any Party to consummate the Share Exchange in accordance with the terms of this Agreement or materially delay such consummation.

9.7

Accounting Methods.  Prior to Closing, CTC and KC NAP will not change, in any material respect, its methods of accounting in effect at its most recent fiscal year end except as required by changes in GAAP as concurred to by CTC’s independent accountants.

9.8

Cooperation.

(a)

Iceweb, CTC, KC NAP, CTC Stockholders, CTC Exchanging Creditors, and Streamside shall together or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Closing in connection with the consummation of the Share Exchange and cooperate in making any such filings promptly and in seeking to obtain timely any such Consents, (ii) use their respective commercially reasonable efforts to cause to be lifted any impediment preventing consummation of the Share Exchange, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another’s counsel all such information as may be required to affect the foregoing actions.

(b)

Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Iceweb, CTC, KC NAP, CTC Stockholders, CTC Exchanging Creditors, and Streamside shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the Share Exchange, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any Consent by any Governmental Body and/or any Third Party which is required to be obtained or made by such Party or any of its Affiliates in connection with this Agreement and the Share Exchange.  Each of Iceweb, CTC, KC NAP, CTC Stockholders, CTC Exchanging Creditors, and Streamside will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their Affiliates in connection with the foregoing.

9.9

Notice of Subsequent Events.  Each Party shall notify each other Party of any changes, additions or events of which any of them has or obtains knowledge as to which it concludes or reasonably should conclude would cause any material change in or material addition to any Disclosure Schedule delivered by any Party under this Agreement or otherwise would, in the reasonable judgment of the notifying Party, likely result in a breach of this Agreement prior to the Closing Date, promptly after the occurrence of the same.

9.10

Releases.  With the express exception of all of the covenants contained in this Agreement, each Party hereto releases each other Party hereto from all liability in any way relating to or arising from the prior negotiations, disclosures, letters of intent, due diligence investigations, and expenditures incurred by any Party in any way related to or arising from the combination of Iceweb’s business with the business of CTC and KC NAP.

9.11

Filing of SEC Reports.  Iceweb shall prepare and file all Iceweb SEC Reports with the SEC on a timely basis and in full compliance with all SEC rules and regulations.  In the event that the SEC issues any comments regarding a Iceweb SEC Report, then Iceweb will use its Best Efforts to address and respond to such comments in a complete manner as soon as reasonably practicable.

9.13

Transfer Restrictions.  The Recipients of Iceweb Common Stock each acknowledges that (1) the Iceweb Common Stock has not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Recipients of Iceweb Common Stock shall each have delivered to Iceweb an opinion of counsel, reasonably satisfactory in form, scope and substance to Iceweb, to the effect that the Iceweb Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Iceweb Common Stock made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the Purchaser, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

9.14

Restrictive Legend.  The Recipients of Iceweb Common Stock each acknowledges and agrees that, until such time as the Iceweb Common Stock has been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, the Iceweb Common Stock Certificates shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

ARTICLE X.  CONDITIONS TO CLOSING.

10.1

Mutual Conditions.  The respective obligations of each party to effect the Share Exchange shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing):

(a)

None of Iceweb, CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, or Streamside shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Share Exchange or (ii) would impose any material limitation on the ability of Iceweb effectively to exercise full rights of ownership of the CTC Common Stock or any material portion of the assets or business, taken as a whole of CTC or KC NAP; or (iii) would impose any material limitation on the ability of the CTC Stockholders, the CTC Exchanging Creditors, or Streamside effectively to exercise full rights of ownership of the Iceweb Common Stock.

(b)

No statute, rule or regulation, shall have been enacted by any Governmental Body that makes the consummation of the Share Exchange illegal.

10.2

Conditions to the Obligations of Iceweb.  The obligations of Iceweb under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a)

The representations and warranties of CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside shall be true in all material respects, subject to qualifications therein.

(b)

CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside at or prior to the Closing.

(c)

There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Share Exchange, (b) could have a Material Adverse Effect on Iceweb’s ability to exercise control over or manage CTC and KC NAP after the Closing or (c) could have a Material Adverse Effect on CTC or KC NAP.

(d)

On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Share Exchange.

(e)

CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside shall have delivered to Iceweb a certificate, dated as of the Closing Date, executed by a duly authorized officer of CTC, KC NAP, and Streamside, and by each of the CTC Stockholders, and by each of the CTC Exchanging Creditors, certifying the fulfillment of the conditions specified in Sections 10.2(a), (b), (c), and (d).

(f)

All documents to be delivered by CTC and to be delivered by the CTC Stockholders and CTC Exchanging Creditors to Iceweb at the Closing shall be satisfactory in form and substance to Iceweb.

(g)

All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of Iceweb counsel, in connection with (a) the execution and delivery by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside of this Agreement, and (b) the consummation by CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside of the Share Exchange, and copies of all such Consents shall have been delivered to Iceweb.

(h)

The CTC Stockholders shall have delivered the CTC Common Stock Certificates to the Closing Attorney.

(i)

Streamside and the CTC Exchanging Creditors shall each have delivered all evidence of the indebtedness being released by each to the Closing Attorney.

(j)

Agility shall have released its Security Interest and pledge of the CTC Common Stock held by Gibson and Simmons pursuant to the Agility Lease and the stock pledges executed by Gibson and Simmons; and Iceweb and Agility shall have reached final agreement on the terms of a novated Agility Lease, which is being negotiated as of the Agreement Date.

10.3

Conditions to the Obligations of CTC, KC NAP, the  CTC Stockholders, the CTC Exchanging Creditors, and Streamside. The obligations of CTC, KC NAP, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a)

The representations and warranties of Iceweb contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of Iceweb shall be true in all material respects, subject to qualifications therein.

(b)

Iceweb shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Iceweb at or prior to the Closing.

(c)

There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Share Exchange, and (b) could have a Material Adverse Effect on Iceweb’s ability to issue the Iceweb Common Stock.

(d)

On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Share Exchange.

(e)

Iceweb shall have delivered to CTC, KC NAP, and Streamside, and to each of the CTC Stockholders, and to each of the CTC Exchanging Creditors, a certificate, dated as of the Closing Date, executed by a duly authorized officer of Iceweb, certifying the fulfillment of the conditions specified in Sections 10.3(a), (b), (c), and (d).

(f)

All documents to be delivered by Iceweb to CTC, KC NAP, and Streamside, and to each of the CTC Stockholders, and to each of the CTC Exchanging Creditors at Closing shall be satisfactory in form and substance to CTC, KC NAP, and Streamside, and to each of the CTC Stockholders, and to each of the CTC Exchanging Creditors (collectively, the “Non-Iceweb Parties”).

(g)

All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of counsel to the Non-Iceweb Parties, in connection with (a) the execution and delivery by Iceweb of this Agreement, and (b) the consummation by Iceweb of the Share Exchange, and copies of all such Consents shall have been delivered to the Non-Iceweb Parties.

(h)

The Transfer Agent shall have delivered the Iceweb Common Stock Certificates to the Closing Attorney.

ARTICLE XI.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

11.1

Survival of Representations.  All representations and warranties made by any party to this Agreement or pursuant hereto, as modified by any Disclosure Schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall survive the Closing and any investigation made by or on behalf of any party hereto for a period of five (5) years following the Closing Date.  All statements contained herein or in any schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall be deemed representations and warranties made by the Party delivering same.  The right to indemnification or other remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

11.2

Indemnification.

(a)

Subject to the terms and conditions of this Article XI, CTC and KC NAP, jointly and severally, shall defend and hold harmless Iceweb (and its Representatives, Affiliates, successors and assigns), from and against all claims, assessments, losses, damages, liabilities, deficiencies, judgments, settlements, costs and expenses, including interest, penalties and reasonable attorneys’ fees and expenses incurred in enforcing this indemnification or in any litigation between the Parties or with Third Parties but specifically excluding incidental, consequential, special or punitive damages (collectively, “Damages”), asserted against, resulting to, imposed upon, suffered or incurred by Iceweb (or any of its Representatives, Affiliates, successors or assigns), directly or indirectly, by reason of or resulting from: (i) any failure of CTC or KC NAP to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by it, prior to the Closing, pursuant to this Agreement; and/or (ii) a breach of any representation, warranty, covenant or agreement of CTC or KC NAP contained in or made pursuant to this Agreement; provided, however, that the maximum liability of CTC and KC NAP to Iceweb (collectively and not individually) for Damages under this Section 11.2(a) shall not exceed $152,305.00.

(b)

Subject to the terms and conditions of this Article XI, each of the  CTC Stockholders and CTC Exchanging Creditors, severally and not jointly, shall indemnify, defend and hold harmless Iceweb (and their respective Representatives, Affiliates, successors and assigns), from and against all Damages asserted against, resulting to, imposed upon or incurred by Iceweb, directly or indirectly, by reason of or resulting from: (i) any failure of said CTC Stockholder to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by each respective CTC Stockholder or CTC Exchanging Creditor, prior to the Closing, pursuant to this Agreement; and/or (ii) a breach of any representation, warranty, covenant or agreement of said CTC Stockholder or CTC Exchanging Creditor contained in or made pursuant to this Agreement; provided, however, that the liability of the CTC Stockholders and CTC Exchanging Creditors to Iceweb for Damages shall be assumed by CTC and KC NAP under this Section 11.2(b) and shall not exceed $152,305.00. Therefore, CTC and KC NAP will indemnify the CTC Stockholders and CTC Exchanging Creditors and hold them harmless under this Section 11.2(b).

(c)

Subject to the terms and conditions of this Article XI, Iceweb, shall indemnify, defend and hold harmless the Non-Iceweb Parties (and their respective Representatives, Affiliates, successors and assigns), from and against all Damages asserted against, resulting to, imposed upon or incurred by the Non-Iceweb Parties, directly or indirectly, by reason of or resulting from: (i) any failure of Iceweb to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by it, prior to the Closing, pursuant to this Agreement; and/or (ii) a breach of any representation, warranty, covenant or agreement of Iceweb contained in or made pursuant to this Agreement; provided, however, that the maximum liability of Iceweb to the Non-Iceweb Parties under this Section 11.2(c) shall not exceed an additional $100.00 over and above the $152,305.00 already expended by Iceweb to sustain the CTC Business.

(d)

Subject to the terms and conditions of this Article XI, Streamside, shall indemnify, defend and hold harmless Iceweb and the Non-Iceweb Parties other than Streamside (and their respective Representatives, Affiliates, successors and assigns), from and against all Damages asserted against, resulting to, imposed upon or incurred by Iceweb and the Non-Iceweb Parties other than Streamside, directly or indirectly, by reason of or resulting from: (i) any failure of Streamside to duly perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by it, prior to the Closing, pursuant to this Agreement; and/or (ii) a breach of any representation, warranty, covenant or agreement of Streamside contained in or made pursuant to this Agreement; provided, however, that (i) this provision will not apply to any action taken by a Member of Streamside in his individual capacity; and (ii) the maximum liability of Streamside to Iceweb and the Non-Iceweb Parties other than Streamside under this Section 11.2(d) shall not exceed $152,305.00.

11.3

Conditions of Indemnification. The obligations and liabilities of a Party as an indemnifying party (each, an “Indemnifying Party”) to indemnify the Party indemnified (each, an “Indemnified Party”), under Section 11.2 with respect to Claims made by Third Parties, shall be subject to the following terms and conditions:

The Indemnified Party shall give written notice to the Indemnifying Party of any Damages with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such Claim for indemnification; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 11.2 unless it shall have been prejudiced by the omission to provide such notice.  In case any Claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under Section 11.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such Claim, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense (but not more than one counsel).  The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld.  The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such Claim.

11.4

Remedies Cumulative.  Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

ARTICLE XII.  TERMINATION, AMENDMENT AND WAIVER.

12.1

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of Iceweb, CTC, the CTC Stockholders, the CTC Exchanging Creditors, and Streamside;

(b)

by a Party not in material Breach of this Agreement:

(i)

if the Share Exchange shall not have been consummated on or before December 31, 2013, unless the failure to consummate the Share Exchange is the result of a willful and material Breach of this Agreement by the Party seeking to terminate this Agreement;

(ii)

if any court of competent jurisdiction or other Governmental Body shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

(iii)

in the event of a Breach by another Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such Breach (provided that the terminating Party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

(iv)

if there shall have occurred prior to the Closing changes in Applicable Law that, in the aggregate, shall have a Material Adverse Effect on CTC or Iceweb.

12.2

Effect of Termination.  In the event of termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity, subject to the Indemnification cap on money damages set forth in Section 11.2 above.

12.3

Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

12.4

Extension; Waiver.  At any time prior to the Closing, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

12.5

Termination Fee. In the event CTC or KC NAP or any of the  CTC Stockholders or CTC Exchanging Creditors (individually a “CTC Party” or collectively the “CTC Parties”) fails or refuses to proceed to Closing for any reason, CTC and KC NAP shall be liable to Iceweb and shall pay to Iceweb the amount invested by Iceweb out-of-pocket to continue the CTC Business, totaling $152,305.00 as and for a termination fee, within six (6) months of the event resulting in the failure to proceed to Closing. This sum of $152,305.00 is identified in this Agreement in several covenants as payable by CTC and KC NAP. This sum of $152,305.00 is the aggregate money damages for which CTC and KC NAP are liable under this Agreement, notwithstanding the fact that this amount is referenced in multiple covenants in this Agreement.

ARTICLE XIII.  MISCELLANEOUS.

13.1

Notices.  Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to Iceweb:

Iceweb, Inc.

c/o Ira S. Saul, PLC

4126 Leonard Drive

Fairfax, Virginia 22030

Telephone: (571)-287-2380

Facsimile:  (571) 287-2380

Email: rhowe@iceweb.com

            with a copy (which shall not constitute notice) to:

Ira S. Saul, PLC

4126 Leonard Drive

Fairfax, Virginia 22030

Attention:  Ira S. Saul, Esquire

Telephone: (703) 273-8840

Facsimile:  (703) 273-8842

Email:  ira@saulaw.com

If to CTC or KC NAP:

Computers & Tele-Comm, Inc.

Attention: Graeme Gibson, President

324 E. 11th Street, Suite 2425

Kansas City, Missouri 64106

Telephone: (816) 252-4080

Facsimile: (816) 252-5545

Email: graeme@ctcco.com

with a copy (which shall not constitute notice) to:

Ronald G. Byers, Esq.

Newhouse, Byers & Swaney, PC

304 W. Walnut Street, Suite 210

Independence, Missouri 64050

Telephone: (816) 833-3000 Ext. 304

Facsimile: (816) 833-3733

Email: ronbyers@homeisp.com

If Addressed to any of the CTC Stockholders:

c/o Computers & Tele-Comm, Inc.

1307 South Sterling Ave.

Independence, Missouri 64052

Telephone: (816) 252-4080

Facsimile: (816) 252-5545

Email: graeme@ctcco.com

            with a copy (which shall not constitute notice) to:

Ronald G. Byers, Esq.

Newhouse, Byers & Swaney, PC

304 W. Walnut Street, Suite 210

Independence, Missouri 64050

Telephone: (816) 833-3000 Ext. 304

Facsimile: (816) 833-3733

Email: ronbyers@homeisp.com

If to Streamside

c/o Streamside Partners, LLC

ATTN: Dan Bennett, Manager

2089 N. Glen Wood Court

Wichita, Kansas 67230

Telephone: (316) 641-8603

Email: dan.bennett@netapp.com

with a copy (which shall not constitute notice) to:

Tyson C. Langhofer, Esq.

Stinson Morrison Hecker LLP

1625 N. Waterfront Parkway, Suite 300

Wichita, KS 67206-6620

Telephone: (316) 268-7926

Facsimile: (316) 268.9787

Email: tlanghofer@stinson.com

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next Business Day following the deposit of such communications with the overnight courier.

13.2

Further Assurances.  Each Party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

13.3

Governing Law; Venue.

(a)

This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia, applied without giving effect to any conflicts of law principles.

(b)

To the extent that a Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity in respect of its obligations pursuant to this Agreement.

(c)

Each Party hereby irrevocably submits to the exclusive jurisdiction of Circuit Court of Fairfax County, Virginia, which is the location of Iceweb’s registered agent and the focal point of a substantial amount of its business (and any appellate court therefrom) over any action or proceeding arising out of or relating to this Agreement. Each Party hereby irrevocably and unconditionally waives and agrees not to plead, to the fullest extent provided by law, any objection it may have to venue and the defense of an inconvenient forum to the maintenance of such action or proceeding in the Circuit Court of Fairfax County, Virginia and appellate courts therefrom.

13.4

WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.5

Commissions.  Each of the Parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder’s fee or other commission in connection with the Share Exchange.  Each of the Parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, all claims or liabilities for brokerage commissions or finder’s fees incurred by reason of any action taken by it.

13.6

Captions.  The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

13.7

Integration of Exhibits and Schedules.  All Exhibits and Disclosure Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

13.8

Entire Agreement.  This Agreement, including all Exhibits and Disclosure Schedules attached hereto and thereto contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby.  This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

13.9

Expenses.  Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

13.10

Counterparts.  This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument. Counterparts may be executed with original signatures of the respective Parties which may then be transmitted by facsimile or as attachments to electronic mail messages with the image of the signature represented through an electronic document utilizing Adobe Acrobat .pdf or other image scanning software. This facsimile or scanned signature constitutes an electronic signature binding the Party or Parties executing this Agreement in this manner, in accordance with the Uniform Electronic Transactions Act in force in the Commonwealth of Virginia. The original executed Agreement must then be promptly transmitted by recognized overnight delivery service to the Closing Attorney, but the electronic signature will bind said signatory Party to this Agreement.

13.11

Binding Effect.  This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person, including any Person that may claim to be a third party beneficiary, shall acquire or have any right under or by virtue of this Agreement. No Party may assign any right or obligation hereunder without the prior written consent of the other Parties.

13.12

Rules of Construction Applicable to Agreement.  The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement. Any reference herein to CTC may, as the context requires, apply to KC NAP and vice versa, or to both CTC and KC NAP, jointly and severally. However, these parties may not be substituted each for the other or be jointly and severally liable hereunder if the benefit of the Share Exchange to any of the Parties is compromised from such substitution or rule of construction. Any reference herein to the CTC Stockholders may, as the context requires, apply to the CTC Exchanging Creditors and vice versa, or to both the CTC Stockholders and the CTC Exchanging Creditors, jointly and severally. However, these parties may not be substituted each for the other or be jointly and severally liable hereunder if the benefit of the Share Exchange to any of the Parties is compromised from such substitution or rule of construction.

IN WITNESS WHEREOF, CTC, the CTC Stockholders, KC NAP, Streamside Partners and Iceweb have caused this Agreement to be executed individually or by their respective duly authorized officers, all as of the Agreement Date.

(SIGNATURES FOLLOW BEGINNING ON PAGE 70)

COMPUTERS & TELE-COMM, INC.

By: _/s/ Graeme Gibson____________

       Graeme Gibson, President & CEO

ATTEST:

_/s/ Gail Simmons______________

Gail Simmons, Secretary

(SEAL)

KC NAP, LLC

By: _/s/ Graeme Gibson_________________

       Graeme Gibson, President & CEO

By: _/s/ Gail Simmons__________________

       Gail Simmons, Secretary

By:

CTC, its Sole Member, evidencing its agreement by                        the signatures of its officers, above

(SIGNATURES CONTINUE ON PAGE 71)

THE STOCKHOLDERS OF
COMPUTERS & TELE-COMM,  INC.
(ALSO SIGNING AS CTC EXCHANGING CREDITORS,  AS APPROPRIATE)

_/s/ Graeme Gibson_____________

Graeme Gibson, individually

_/s/ Gail Simmons______________

Gail Simmons, individually

_/s/ Larry Levin________________

Larry Levin, individually

_/s/ Bruce Barksdale _____________

Bruce Barksdale, individually

_/s/ Martin Barksdale ____________

Martin Barksdale, individually

_/s/ Michael Jay Ryce ___________

Michael Jay Ryce, individually

_/s/ John Bolding ______________

John Bolding, individually

_/s/ Leonard Milholland _________

Leonard Milholland, individually

_/s/ Donna Milholland __________

Donna Milholland, individually

 (SIGNATURES CONTINUE ON PAGE 72)

STREAMSIDE PARTNERS, LLC

By:__/s/ Dan Bennett ______________

       Dan Bennett, Manager

ICEWEB:

ICEWEB, INC.

By: _/s/ Rob Howe___________________

       Rob Howe, CEO

ATTEST:

__/s/ My Le Phuong________

My Le Phuong, Secretary

(SEAL)

SCHEDULE 2.1

ICEWEB COMMON STOCK TO BE ISSUED

I.

Scott Brian Kaye (“Kaye”) asserts an ownership interest in CTC and KC NAP, as well as entitlement to certain consulting fees.  CTC, the CTC Stockholders, and KC NAP dispute Kaye’s assertion and represent that Kaye has no ownership interest in CTC, no ownership interest in KC NAP, and is owed no consulting fees. Because of the dispute with Kaye (the “Kaye Dispute”), and pending resolution of same, CTC, the CTC Stockholders,  Iceweb and the named Escrow Agent are executing at Closing the Stock Escrow, attached to this Schedule 2.1. In accordance with the Stock Escrow, twenty-five percent (25%) of the Iceweb Common Stock to be issued to the CTC Stockholders, excluding the Iceweb Common Stock to be issued to the CTC Exchanging Creditors, is being deposited with the Escrow Agent (as that term is defined in the Stock Escrow).

II.

All representations of all Parties contained in this Agreement are expressly subject to the facts with respect to the Kaye Dispute disclosed in this Schedule 2.1. All Parties (excepting Iceweb, which has no direct knowledge of these facts) stipulate that to the best of their information and belief, based upon all documents, representations by Kaye and representations by his counsel, (a) Kaye’s claim as a CTC Stockholder or claim to an entitlement to CTC common stock, does not exceed 25% of the common stock in CTC; (b) Kaye’s claim as a membership unit owner of KC NAP or claim to an entitlement to KC Nap membership units, does not exceed 25% of the membership units in KC NAP; and (c) Kayes’ claim to a consulting fee allegedly owed by CTC and/or KC NAP does not exceed $24,300.00.

III.

All Parties (excepting Iceweb and Streamside), will indemnify Iceweb and hold Iceweb absolutely free and harmless from all liability to Kaye arising from or related to the Kaye Dispute, including defense of any action brought by Kaye in connection with the Kaye Dispute. This indemnification shall be limited as set forth in Section 11.2 of the Agreement.

ICEWEB COMMON STOCK TO BE ISSUED TO CTC STOCKHOLDERS AND TO ESCROW AGENT PENDING RESOLUTION OF THIRD PARTY CLAIM

Names of CTC Stockholders	Issued and outstanding CTC Common Stock	Contemplated IWEB Shares to be Issued to CTC Stockholders	Adjustment for Deposit of Iceweb Common Stock with Escrow Agent	Net Iceweb Common Stock to be issued to CTC Stockholders and Escrow Agent
Graeme Gibson	96,000	3,718,892	-928,973	2,789,919
Gail Simmons	50,000	1,936,923	-483,840	1,453,083
Larry Levin	57,000	2,208,092	-551,578	1,656,514
Bruce Barksdale	25,000	968,462	-241,920	726,541
Martin Barksdale	10,000	387,385	-96,768	290,617
Michael Jay Ryce	5,000	193,692	-48,384	145,308
John Bolding	2,000	77,477	-19,354	58,123
	1,000	38,738	-9,677	29,062
Leonard Milholland
Donna Milholland	1,000	38,738	-9,677	29,062

Escrow Agent	-		2,390,171	2,390,171
	247,000	9,568,400	0	9,568,400

Name	Shares of Iceweb Common Stock to be Issued

STREAMSIDE PARTNERS, LLC
Streamside	4,943,673

CTC EXCHANGING CREDITORS
Graeme Gibson	4,611,140
Gail Simmons	2,517,159
Larry Levin	935,407
Bruce Barksdale	478,420

23,054,199

SCHEDULE 4.1(a)

JURISDICTIONS IN WHICH CTC IS QUALIFIED TO DO BUSINESS

Missouri and Kansas

SCHEDULE 4.2

CTC CORPORATE DOCUMENTS

(ATTACHED)

SCHEDULE 4.5(b)

MATTERS CONFLICTING WITH NON-CONTRAVENTION REPRESENTATION

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.6

CTC FINANCIAL INFORMATION

(ATTACHED)

SCHEDULE 4.7(o)

INVESTMENT, LOAN, ETC. TO CTC AFTER BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.7(p)

NOTES, BONDS, ETC. TO CTC AFTER BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

 SCHEDULE 4.7(q)

DELAY IN PAYMENT BY CTC AFTER BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.8(c)

TAX NOTICES

NONE

SCHEDULE 4.11

CTC LEASES

324 E. 11th Street, Suite 2425, Kansas City, Missouri 64106

LEASE ATTACHED

SCHEDULE 4.13(c)

CTC INTELLECTUAL PROPERTY

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.13(d)

LICENSES GRANTED BY CTC

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.15

CTC MATERIAL CONTRACTS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.17(a)

LITIGATION PENDING AGAINST CTC

NONE

SCHEDULE 4.17(b)

COURT ORDERS AGAINST CTC

NONE

SCHEDULE 4.17(c)

VIOLATIONS OF COURT ORDERS PENDING AGAINST CTC

NONE

SCHEDULE 4.18

CTC EMPLOYEE BENEFITS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.18(b)

CTC EMPLOYEE PLANS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.18(c)

PROCEEDING AGAINST CTC REGARDING CTC EMPLOYEE PLANS

NONE

SCHEDULE 4.18(f)

BENEFITS HELD BY CTC PERSONNEL

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.19

CTC BANKING RELATIONSHIPS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.20

CTC INSURANCE POLICIES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.21

CTC EMPLOYEE LIST

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 4.23(b)

GOVERNMENT AUTHORIZATIONS HELD BY CTC

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.1(a)

JURISDICTIONS IN WHICH KC NAP IS QUALIFIED TO DO BUSINESS

Missouri

SCHEDULE 5.1(b)

KC NAP SUBSIDIARIES

NONE

SCHEDULE 5.2

KC NAP GOVERNING DOCUMENTS

(ATTACHED)

SCHEDULE 5.5(b)

KC NAP EXCEPTIONS TO NON-CONTRAVENTION REPRESENTATION

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.7

EVENTS SUBSEQUENT TO KC NAP BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.7(p)

NOTES, BONDS, ETC. AFTER KC NAP BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.7(q)

KC NAP DELAYS IN PAYMENT AFTER BALANCE SHEET

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.8

KC NAP TAX RETURNS

(ATTACHED)

SCHEDULE 5.8(c)

KC NAP TAX NOTICES

NONE

SCHEDULE 5.11

KC NAP LEASES

2401 Holly Street, Kansas City, Missouri 64108

LEASE ATTACHED

SCHEDULE 5.12(b)

KC NAP PERSONAL PROPERTY HELD BY THIRD PARTIES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.13(c)

KC NAP INTELLECTUAL PROPERTY

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.13(d).

KC NAP LICENSES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.15

KC NAP MATERIAL CONTRACTS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.17(a)

KC NAP LITIGATION

NONE

SCHEDULE 5.17(b)

KC NAP COURT ORDERS

NONE

SCHEDULE 5.17(c)

KC NAP VIOLATION OF COURT ORDERS

NONE

SCHEDULE 5.18

KC NAP EMPLOYEE BENEFITS

NO EMPLOYEES

SCHEDULE 5.18(b)

KC NAP MULTI EMPLOYER PLANS

NO EMPLOYEES

SCHEDULE 5.18(c)

PROCEEDINGS AGAINST KC NAP EMPLOYEE PLANS

NO EMPLOYEES

SCHEDULE 5.18(f)

KC NAP PERSONNEL BENEFITS

NO EMPLOYEES

SCHEDULE 5.19

KC NAP BANKS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.20

KC NAP INSURANCE POLICIES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.21

KC NAP EMPLOYEES

NO EMPLOYEES

SCHEDULE 5.23(B)

KC NAP GOVERNMENT AUTHORIZATIONS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 5.27

KC NAP ORAL AND WRITTEN CONTRACTS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 6.2(b)

KC NAP MATTERS CONFLICTING WITH NON-CONTRAVENTION REPRESENTATION

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(a)(i)

JURISDICTIONS IN WHICH ICEWEB IS AUTHORIZED TO CONDUCT BUSINESS

DELAWARE

VIRGINIA

SCHEDULE 7.1(a)(ii)

CAPITAL STOCK HELD BY ICEWEB OTHER THAN SUBSIDIARIES

VOIS, Inc.

SCHEDULE 7.1(c)

OUTSTANDING ICEWEB OPTIONS, WARRANTS, ETC.

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(e)

ICEWEB AFFILIATE TRANSACTIONS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(g)

EVENTS SUBSEQUENT TO ICEWEB FINANCIAL INFORMATION

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(g)(xvii)

ICEWEB DELAYS IN PAYMENT OF ACCOUNTS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(h)(i)

ICEWEB TAX AFFILIATES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(h)(iii)

IRS NOTICES TO ICEWEB

NONE

SCHEDULE 7.1(k)

ICEWEB LEASES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(l)(ii)

ICEWEB PERSONALTY HELD BY THIRD PARTIES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(m)(iii)

ICEWEB INTELLECTUAL PROPERTY

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(m)(iv)

ICEWEB LICENSES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(o)

ICEWEB MATERIAL CONTRACTS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(q)(i)

ICEWEB LITIGATION

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(q)(ii)

ICEWEB COURT ORDERS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(q)(iii)

NOTICE OF VIOLATION OF ORDERS TO ICEWEB

NONE

SCHEDULE 7.1(r)(i)

ICEWEB EMPLOYEE PLANS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(r)(ii)

ICEWEB MULTI EMPLOYER PLANS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(r)(iii)

VIOLATIONS OF ICEWEB EMPLOYEE PLANS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(r)(vi)

ICEWEB PERSONNEL BENEFITS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(s)

ICEWEB INSURANCE POLICIES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(t)(i)

ICEWEB EMPLOYEES

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 7.1(v)(ii)

ICEWEB GOVERNMENT AUTHORIZATIONS

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 9.3

MATERIAL TRANSACTIONS OF A PARTY

All relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

SCHEDULE 9.3(f)

EMPLOYMENT CONTRACTS MORE THAN NINETY (90) DAYS IN DURATIONAll

Relevant information under this Schedule, if any, has been provided to the satisfaction of all Parties and all actions that need to be taken, if any, are being taken to the satisfaction of all parties.

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